As filed with the Securities and Exchange Commission on February 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAR Auction Services, Inc.

and the Guarantor Registrants Listed in the Table Below

(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(800) 923-3725

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rebecca C. Polak, Esq.

Executive Vice President, General Counsel and Secretary

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(317) 815-9135

(317) 249-4518 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Floating Rate Senior Notes due 2014	(1)	(1)	(1)	(2)
8 3/4% Senior Notes due 2014	(1)	(1)	(1)	(2)
10% Senior Subordinated Notes due 2015	(1)	(1)	(1)	(2)
Guarantees of Floating Rate Senior Notes due 2014	(1)	N/A	N/A	(3)
Guarantees of 8 3/4% Senior Notes due 2014	(1)	N/A	N/A	(3)
Guarantees of 10% Senior Subordinated Notes due 2015	(1)	N/A	N/A	(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by Goldman, Sachs & Co.
(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.
(3)	Pursuant to Securities Act Rule 457(n), no separate registration fee is payable with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S Employer Identification Number
ADESA, Inc.	Delaware	35-1842546
ADESA Corporation, LLC	Indiana	35-1842546
A.D.E. of Ark-La-Tex, Inc.	Louisiana	72-1417504
A.D.E. of Knoxville, LLC	Tennessee	62-1532205
ADESA Ark-La-Tex, LLC	Louisiana	72-1419175
ADESA Arkansas, LLC	Delaware	71-0844203
ADESA Atlanta, LLC	New Jersey	58-2563132
ADESA Birmingham, LLC	Alabama	63-0980470
ADESA California, LLC	California	91-1811682
ADESA Charlotte, LLC	North Carolina	56-1853746
ADESA Colorado, LLC	Colorado	84-1555543
ADESA Dealer Services, LLC	Indiana	26-1218111
ADESA Des Moines, LLC	Iowa	42-1486117
ADESA Florida, LLC	Florida	35-1842547
ADESA Impact Texas, LLC	Texas	20-5233403
ADESA Indianapolis, LLC	Indiana	35-1915228
ADESA Lansing, LLC	Michigan	38-3406149
ADESA Lexington, LLC	Kentucky	61-1184881
ADESA Mexico, LLC	Indiana	35-1842546
ADESA Minnesota, LLC	Minnesota	26-2457765
ADESA Missouri, LLC	Missouri	43-1811816
ADESA Missouri Redevelopment Corporation	Missouri	26-3051093
ADESA Nevada, LLC	Nevada	27-3314902
ADESA New Jersey, LLC	New Jersey	22-3339600
ADESA New York, LLC	New York	16-1307133
ADESA Ohio, LLC	Ohio	31-1334072
ADESA Oklahoma, LLC	Oklahoma	73-1607773
ADESA Pennsylvania, LLC	Pennsylvania	25-1801698
ADESA Phoenix, LLC	New Jersey	86-1000467
ADESA San Diego, LLC	California	41-2021208
ADESA South Florida, LLC	Indiana	35-1930710
ADESA Texas, Inc.	Texas	74-2757736
ADESA Virginia, LLC	Virginia	20-2751571
ADESA Wisconsin, LLC	Wisconsin	39-1846227
AFC Cal, LLC	California	20-8709089
Asset Holdings III, L.P	Ohio	13-4284567
Auto Dealers Exchange of Concord, LLC	Massachusetts	04-3165540
Auto Dealers Exchange of Memphis, LLC	Tennessee	62-1401166
Auto Portfolio Services, LLC	Indiana	27-1401418
Automotive Finance Consumer Division, LLC	Indiana	26-1218186
Automotive Finance Corporation	Indiana	35-1699152
Automotive Recovery Services, Inc.	Indiana	35-2123607
AutoVIN, Inc.	Indiana	35-2086523
PAR, Inc.	Indiana	35-2062003
Axle Holdings, Inc.	Delaware	20-2835651
Insurance Auto Auctions, Inc.	Illinois	95-3790111
Insurance Auto Auctions Corp.	Delaware	95-4455113
Insurance Auto Auctions Tennessee LLC	Tennessee	27-1895187
IAA Acquisition Corp.	Delaware	36-4351076

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S Employer Identification Number
IAA Services, Inc.	Illinois	36-4294285
Auto Disposal Systems, Inc.	Ohio	31-0954761
ADS Ashland, LLC	Ohio	31-0954761
ADS Priority Transport Ltd	Ohio	31-0954761
Salvage Disposal Company of Georgia	Georgia	58-0965230
CarBuyCo, LLC	North Carolina	26-4296526
Dent Demon, LLC	Indiana	26-1530430
Liberty Recovery, LLC	Indiana	27-3468562
LiveBlock Auctions International, Inc.	Nevada	26-2871774
Sioux Falls Auto Auction, Inc.	South Dakota	46-0412455
Tri-State Auction Co., Inc.	North Dakota	45-0255813
Zabel & Associates, Inc.	North Dakota	45-0446447

*	The address and telephone number for each of the additional guarantor registrants are c/o KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032, telephone (800) 923-3725.

EXPLANATORY NOTE

This Registration Statement is being filed, and the Prospectus that is part hereof will be used, solely in connection with offers and sales by Goldman, Sachs & Co. related to market-making transactions. We will not receive any proceeds of such sales.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 24, 2011

PROSPECTUS

KAR AUCTION SERVICES, INC.

$150,000,000 Floating Rate Senior Notes due 2014

$450,000,000 8 3/4% Senior Notes due 2014

$131,075,000 10% Senior Subordinated Notes due 2015

The Floating Rate Senior Notes due 2014 (the “Floating Rate Senior Notes”) accrue interest at a rate per annum, reset quarterly, equal to LIBOR (as defined) plus 4.00%, and will mature on May 1, 2014. The 8 3/4 % Senior Notes due 2014 (the “Fixed Rate Senior Notes”) bear interest at a rate of 8% per annum and will mature on May 1, 2014. The 10% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”) bear interest at a rate of 10% per annum and will mature on May 1, 2015. The Floating Rate Senior Notes, the Fixed Rate Senior Notes and the Senior Subordinated Notes are collectively referred to herein as the “Notes”, unless the context otherwise requires.

We may redeem some or all of the Floating Rate Senior Notes at any time on or after May 1, 2009, some or all of the Fixed Rate Senior Notes at any time on or after May 1, 2010 and some or all of the Senior Subordinated Notes at any time on or after May 1, 2011. We may redeem some or all of the Senior Subordinated Notes prior to May 1, 2011 at the redemption price set forth in this prospectus.

The Floating Rate and Fixed Rate Senior Notes are guaranteed, jointly and severally and fully and unconditionally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantees debt under our senior secured credit facility. The Senior Subordinated Notes are guaranteed, jointly and severally and fully and unconditionally, on an unsecured subordinated basis by each of our subsidiaries that guarantees debt under our senior secured credit facility.

See “Risk Factors” beginning on page 6 for a discussion of certain risks you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the Notes in market-making transactions effected from time to time. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

The date of this prospectus is                     , 2011.

Prospectus

You should rely only on the information contained or incorporated by reference into this prospectus or any prospectus supplement to this prospectus filed by us with the Securities and Exchange Commission, or the “SEC.” We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should not assume that the information in this prospectus, any prospectus supplement to this prospectus, or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You will find additional information about us and the guarantors in the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Our SEC filings may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov and through our Internet address www.karauctionservices.com.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference into this prospectus is 001-34568. The documents incorporated by reference into this prospectus contain important business, financial and other information about us and the guarantors that you should read.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 24, 2011; and

•	Our Current Report on Form 8-K, filed with the SEC on February 16, 2011.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date the market-making transactions described herein are terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing us at Investor Relations at KAR Auction Services, Inc., 13085 Hamilton Crossing Blvd, Carmel, IN 46032 or by calling us at (800) 923-3725. You may also access the documents incorporated by reference into this prospectus at our Internet address listed above.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. Regardless of whether we are subject to the reporting requirements of the Exchange Act, we and the guarantors have agreed to make available to the trustee and the holders of the Notes such information that would otherwise be required to be filed with the SEC under Sections 13 or 15(d) of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by our certified independent accountants.

INDUSTRY AND MARKET DATA

This prospectus includes or incorporates by reference estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. All information regarding our market share is based on the latest market data currently available to us. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. In this prospectus, references to our market share or market position for ADESA and IAAI are based on the number of vehicles sold annually.

DEFINED TERMS

Unless otherwise indicated, the following terms used in this prospectus have the following meanings:

•	“we,” “us,” “our” and “the Company” refer, collectively, to KAR Auction Services, Inc. (formerly known as KAR Holdings, Inc.) and all of its subsidiaries unless the context otherwise requires;

•	“2007 Transactions” refers to the transactions described in “Combination of ADESA and IAAI”;

•	“ADESA” refers, collectively, to ADESA, Inc., a wholly owned subsidiary of KAR Auction Services, and its subsidiaries;

•	“AFC” refers, collectively, to Automotive Finance Corporation, a wholly owned subsidiary of ADESA and its subsidiaries;

•	“ALLETE” refers to ALLETE, Inc., the former parent company of ADESA;

•

“Credit Agreement” refers to the Credit Agreement, dated April 20, 2007, among KAR Auction Services, as the borrower, KAR LLC, as guarantor, the several lenders from time to time parties thereto and the administrative agent, the joint bookrunners, the co-documentation agents, the syndication agent and the joint lead arrangers named therein, as amended on June 10, 2009, October 23, 2009, November 11, 2010 and from time to time;

•

“Equity Sponsors” refers, collectively, to Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P., which collectively own through their respective affiliates a majority of the equity of KAR Auction Services;

•	“Fixed Rate Senior Notes” refers to KAR Auction Services’ 8 3/4% Senior Notes due May 1, 2014 ($450,000,000 aggregate principal amount currently outstanding);

•	“Floating Rate Senior Notes” refers to KAR Auction Services’ Floating Rate Senior Notes due May 1, 2014 ($150,000,000 aggregate principal amount currently outstanding);

•	“IAAI” refers, collectively, to Insurance Auto Auctions, Inc., a wholly owned subsidiary of KAR Auction Services, and its subsidiaries;

•	“KAR Auction Services” and the “issuer” refer to KAR Auction Services, Inc., and not to its subsidiaries;

•	“KAR LLC” refers to KAR Holdings II, LLC, which is owned by affiliates of the Equity Sponsors and management of the Company;

•	“Notes” refers, collectively, to the Senior Notes and Senior Subordinated Notes;

•	“Senior Notes” refers, collectively, to the fixed senior notes and floating senior notes; and

•	“Senior Subordinated Notes” refers to KAR Auction Services’ 10% Senior Subordinated Notes due May 1, 2015 ($131,075,000 aggregate principal amount currently outstanding).

COMBINATION OF ADESA AND IAAI

KAR Auction Services is a holding company that was organized for the purpose of consummating a merger with ADESA and related transactions that resulted in ADESA and IAAI becoming, directly or indirectly, wholly owned subsidiaries of the Company. The Company had no operations prior to the transactions on April 20, 2007.

On December 22, 2006, KAR LLC entered into a definitive merger agreement to acquire ADESA. The merger occurred on April 20, 2007. Concurrently with the merger, IAAI, a leading provider of automotive salvage auction and claims processing services in the United States, was contributed by affiliates of Kelso & Company and Parthenon Capital and IAAI’s management to KAR Auction Services. Both ADESA and IAAI became wholly owned subsidiaries of KAR Auction Services, which was wholly-owned by KAR LLC prior to the initial public offering in December 2009. KAR Auction Services is the accounting acquirer, and the assets and liabilities of both ADESA and IAAI were recorded at fair value as of April 20, 2007.

The following transactions occurred in connection with the merger:

•	Approximately 90.8 million shares of ADESA’s outstanding common stock converted into the right to receive $27.85 per share in cash.

•

Approximately 3.4 million outstanding options to purchase shares of ADESA’s common stock were cancelled in exchange for payments in cash of $27.85 per underlying share, less the applicable option exercise price, resulting in net proceeds to holders of $18.6 million.

•	Approximately 0.3 million outstanding restricted stock and restricted stock units of ADESA vested immediately and were paid out in cash of $27.85 per unit.

•

Affiliates of the Equity Sponsors and management contributed to KAR Auction Services approximately $1.1 billion in equity, consisting of approximately $790.0 million in cash and ADESA stock and approximately $272.4 million of equity interest in IAAI.

•	KAR Auction Services entered into new senior secured credit facilities, comprised of a $1,565.0 million term loan facility and a $300.0 million revolving credit facility.

•	KAR Auction Services issued the Senior Notes and the Senior Subordinated Notes.

•

The net proceeds from the Equity Sponsors and financings were used to: (a) fund the cash consideration payable to ADESA stockholders, ADESA option holders and ADESA restricted stock and restricted stock unit holders under the merger agreement; (b) repay the outstanding principal and accrued interest under ADESA’s then existing credit facility and notes; (c) repay the outstanding principal and accrued interest under IAAI’s then existing credit facility and notes; (d) pay related transaction fees and expenses; and (e) contribute IAAI’s equity at fair value.

SUMMARY

This summary highlights information about us and the Notes. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the matters discussed under the caption “Risk Factors” and in the financial statements and related notes incorporated by reference into this prospectus, as well as other information incorporated by reference into this prospectus.

Our Company

We are a leading provider of vehicle auction services in North America. We facilitate an efficient marketplace providing auction services for sellers of used, or “whole car,” vehicles and salvage vehicles through our 229 physical auction locations at December 31, 2010, and multiple proprietary Internet venues. In 2010, we facilitated the sale of over 3.1 million used and salvage vehicles. Our revenues are generated through auction fees from both vehicle buyers and sellers as well as by providing value-added ancillary services, including inspections, storage, transportation, reconditioning, salvage recovery, titling, and floorplan financing. We facilitate the transfer of ownership directly from seller to buyer and we do not take title or ownership to substantially all vehicles sold at our auctions.

ADESA, our whole car auction services business, is the second largest provider of used vehicle auction services in North America. Vehicles at ADESA’s auctions are typically sold by commercial fleet operators, financial institutions, rental car companies, used vehicle dealers and vehicle manufacturers and their captive finance companies to franchised and independent used vehicle dealers. IAAI, our salvage auction services business, is one of the two largest providers of salvage auction services in North America. Vehicles at our salvage auctions are typically damaged or low value vehicles that are sold by automobile insurance companies, non-profit organizations, automobile dealers, vehicle leasing companies and rental car companies to licensed dismantlers, rebuilders, scrap dealers or qualified public buyers. An important component of ADESA’s and, to a lesser extent, IAAI’s services to its buyers is providing short-term inventory-secured financing, known as floorplan financing, primarily to independent used vehicle dealers through our wholly owned subsidiary, AFC.

At December 31, 2010, we had a network of 70 whole car auction locations and 159 salvage auction locations. Our auction locations are primarily stand-alone facilities dedicated to either whole car or salvage auctions. We believe our extensive geographic network and diverse product offerings enable us to leverage relationships with North American providers and buyers of used and salvage vehicles.

Summary Description of the Notes

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Senior Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Senior Notes and the “Description of the Senior Subordinated Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Senior Subordinated Notes.

Issuer	KAR Auction Services, Inc.

Notes Offered	$150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014

$450,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2014

$131,075,000 aggregate principal amount of 10% Senior Subordinated Notes due 2015

Maturity Dates	The Floating Rate Senior Notes and Fixed Rate Senior Notes each mature on May 1, 2014.

The Senior Subordinated Notes mature on May 1, 2015.

Interest Payment Dates	With respect to the Floating Rate Senior Notes, May 1, August 1, November 1 and February 1 of each year, having commenced August 1, 2007.

With respect to the Fixed Rate Senior Notes and the Senior Subordinated Notes, May 1 and November 1 of each year, having commenced November 1, 2007.

Guarantees	The Floating Rate Senior Notes and Fixed Rate Senior Notes are guaranteed, jointly and severally and fully and unconditionally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantees debt under our senior secured credit facility.

The Senior Subordinated Notes are guaranteed, jointly and severally and fully and unconditionally, on an unsecured subordinated basis by each of our subsidiaries that guarantees debt under our senior secured credit facility.

Ranking	The Floating Rate Senior Notes and Fixed Rate Senior Notes and the respective guarantees thereof are our and the guarantors’ unsecured, senior obligations and rank in right of payment:

•	pari passu with all of our and the guarantors’ existing and future senior indebtedness, including any borrowings under our senior secured credit facilities and the guarantees thereof;

•	senior to all of our and our guarantors’ existing and future subordinated indebtedness, including the Senior Subordinated Notes and the guarantees thereof; and

•	structurally subordinated to all existing and future liabilities, including trade and other payables, of our non-guarantor subsidiaries.

As of December 31, 2010, the aggregate amount of liabilities of our non-guarantor subsidiaries, including trade and other payables, was $587.5 million.

Because the Notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding up of our company or the guarantors or upon default in payment with respect to, or the acceleration of, any indebtedness under our senior secured credit facility or other secured indebtedness, the assets of our company and the guarantors that secure other secured indebtedness will be available to pay obligations on the Notes and the guarantees only after all indebtedness under such other secured indebtedness has been repaid in full from such assets. See “Description of Other Indebtedness.”

As of December 31, 2010, the Senior Notes would have been effectively subordinated to approximately $1,144.6 million of our and the guarantors’ secured debt and there would have been $250.0 million of additional availability under our senior secured credit facilities.

The Senior Subordinated Notes and the guarantees thereof are our and the guarantors’ unsecured, senior subordinated obligations and rank in right of payment:

•

junior to all of our and the guarantors’ existing and future senior indebtedness, including the Senior Notes and the guarantees thereof and any borrowings under our senior secured credit facilities and the guarantees thereof;

•	pari passu with all of our and our guarantors’ existing and future unsecured senior subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities, including trade and other payables, of our non-guarantor subsidiaries.

As of December 31, 2010, the Senior Subordinated Notes would have been (i) subordinated to $1,744.6 million of our and the guarantors’ senior debt, including the Senior Notes, and there would have been $250.0 million of additional availability under our senior secured credit facilities and (ii) structurally subordinated to $587.5 million of liabilities of our non-guarantor subsidiaries, including trade and other payables.

Optional Redemption	We may, at our option, redeem some or all of the Floating Rate Senior Notes at the redemption prices listed under “Description of the Senior Notes—Optional Redemption—Floating Rate Senior Notes.”

We may, at our option, redeem some or all of the Fixed Rate Senior Notes at the redemption prices listed under “Description of the Senior Notes—Optional Redemption—Fixed Rate Senior Notes.”

We may, at our option, redeem some or all of the Senior Subordinated Notes at the redemption prices listed under “Description of the Senior Subordinated Notes—Optional Redemption.”

Mandatory Repurchase Offer

If we experience specific types of changes in control, we must offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date. See “Description of the Senior Notes—Repurchase at the Option of Holders” and “Description of the Senior Subordinated Notes—Repurchase at the Option of Holders.”

Certain Covenants	The indentures governing the Notes among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends and make distributions;

•	make certain investments;

•	repurchase stock;

•	incur liens;

•	enter into transactions with affiliates;

•	merge or consolidate; and

•	transfer or sell assets.

These covenants are subject to important exceptions and qualifications. For more details, see “Description of the Senior Notes—Certain Covenants” and “Description of the Senior Subordinated Notes—Certain Covenants.”

Risk Factors

You should carefully consider the information set forth under “Risk Factors” beginning on page 6 before deciding to invest in the Notes.

Information About KAR Auction Services

KAR Auction Services was incorporated in November 2006 and commenced operations in April 2007 upon the acquisition of ADESA and the consummation of transactions that resulted in ADESA and IAAI becoming, directly or indirectly, wholly owned subsidiaries of the Company. On November 3, 2009, we changed our name from KAR Holdings, Inc. to KAR Auction Services, Inc. ADESA entered the vehicle redistribution industry in 1989 and first became a public company in 1992. In 1994, ADESA acquired AFC, our floorplan financing business. ADESA remained a public company until 1995 when ALLETE purchased a majority of its outstanding equity interests. In June 2004, ALLETE sold 20% of ADESA to the public and then spun off their remaining 80% interest to shareholders in September 2004. ADESA was acquired by affiliates of the Equity Sponsors in April 2007. IAAI entered the vehicle salvage business in 1982, and first became a public company in 1991. After growing through a series of acquisitions, IAAI was acquired by affiliates of Kelso & Company and Parthenon Capital in 2005. Affiliates of Kelso & Company and Parthenon Capital and certain members of IAAI management contributed IAAI to KAR Auction Services in connection with the 2007 Transactions.

On December 16, 2009, KAR Auction Services sold 25,000,000 shares of common stock in an initial public offering. In addition, on December 23, 2009, the underwriters of the initial public offering exercised a portion of their option to purchase additional shares, resulting in an additional 2,656,050 shares of common stock being sold by KAR Auction Services.

Our principal executive offices are located at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032, and our telephone number is (800) 923-3725. Our website is located at www.karauctionservices.com. The information on, or accessible through, the website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

Investing in the Notes involves a number of risks. Before making an investment decision, you should carefully consider (1) the risk factors described below and those contained in the documents incorporated by reference into this prospectus, including the risk factors set forth in Part I, Item 1A of our Annual Report on 10-K for the year ended December 31, 2010, and (2) the other information included in this prospectus and the documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below or incorporated by reference herein will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to the Notes

We have a substantial amount of debt, which could impair our financial condition and adversely affect our ability to react to changes in our business and fulfill our obligations under the Notes.

As of December 31, 2010, our total debt was approximately $1.9 billion, exclusive of liabilities related to our securitization facilities, and we had $250.0 million of borrowing capacity under our senior secured credit facilities.

Our substantial indebtedness could have important consequences including:

•	making it more difficult for us to satisfy our obligations with respect to the Notes;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, debt service requirements, execution of our business strategy, acquisitions and other purposes;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on debt, which would reduce the funds available for other purposes, including funding future expansion;

•

making us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in our business by limiting our flexibility in planning for, and making it more difficult to react quickly to, changing conditions; and

•

exposing us to risks inherent in interest rate fluctuations because some of our indebtedness, including a portion of the borrowings under the senior secured credit facilities, are at variable rates of interest, which could result in higher interest expenses in the event of increases in interest rates.

Restrictive covenants in agreements and instruments governing our debt, including the indentures governing the Notes, may adversely affect our ability to operate our business.

The indentures governing the Notes and the agreement governing our senior secured credit facilities contain, and future debt instruments may contain, various provisions that limit our ability and the ability of our restricted subsidiaries, including ADESA and IAAI, to, among other things:

•	incur additional debt;

•	provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans, investments and capital expenditures;

•	incur liens;

•	pay dividends or make other payments by our restricted subsidiaries;

•	enter into certain transactions with affiliates;

•	sell assets and capital stock of our subsidiaries; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

Our senior secured credit facilities are secured, and our bank lenders and future secured creditors have a prior claim on our assets to the extent of the value of the collateral securing their claims. Similarly, holders of the guarantors’ existing and future secured indebtedness have a prior claim on the guarantors’ assets that secure such indebtedness.

The Notes and the guarantees will not be secured by any of our assets. Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to claims of holders of the Notes to the extent of the value of the assets securing such indebtedness. We and the guarantors, will be party to senior secured credit facilities, which will be secured by a significant portion of our assets, including a pledge of all of our capital stock and the capital stock of all of the direct and indirect material domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes. In that event, because the Notes and the guarantees will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy claims in full.

As of December 31, 2010, the aggregate amount of our senior secured indebtedness, on a consolidated basis, was approximately $1,144.6 million, and $250.0 million was available for additional borrowing under our senior secured credit facilities. We are permitted to borrow substantial additional secured indebtedness in the future under the terms of the indentures.

If our subsidiaries do not make sufficient distributions, we will not be able to make payment on any of our debt, including the Notes. In addition, the structural subordination of the Notes to certain of our subsidiaries’ liabilities may limit our ability to make payment on the Notes.

We are a holding company with no business operations, sources of income or assets other than ownership interests in our subsidiaries. Because all of our operations are conducted by our subsidiaries, our cash flow and the ability to make payments on our debt, including the Notes, is dependent upon cash dividends and distributions or other transfers from our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate, and any restrictions imposed by the current and future debt instruments of our subsidiaries.

Some of our subsidiaries, including existing and future foreign subsidiaries, will not guarantee the Notes. The Notes will be structurally subordinated to all existing or future liabilities and preferred equity of these subsidiaries that do not guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the Notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of December 31, 2010, the aggregate amount of liabilities of our subsidiaries that will not guarantee the Notes, including trade and other payables, was $587.5 million. Our subsidiaries that will not guarantee the Notes represented approximately 26.1% of our total assets as of December 31, 2010 and approximately 23.8% of our total revenues, in each case before intercompany eliminations, for the year ended December 31, 2010.

If we default on obligations to pay our other indebtedness or otherwise fail to comply with covenants in the instruments governing our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders, could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In addition, the restrictive covenants in our senior secured credit facilities require us to maintain specified financial ratios and satisfy other financial condition tests. A breach of any these financial, operating or other covenants could result in a default. In the event of any such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder, together with accrued and unpaid interest, to be due and payable and the lenders under our senior secured credit facilities could elect to terminate all commitments to extend further credit. If we are unable to repay those amounts, such holders or lenders could institute foreclosure proceedings against our assets, which could force us into bankruptcy or liquidation.

We require a significant amount of cash to service all of our indebtedness, including the Notes, and to fund planned capital expenditures, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

Our ability to make payments on and refinance debt, including the Notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors, some of which are beyond our control. Our business may not generate cash from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, and our cash needs may increase. If we are unable to generate sufficient cash from operations to service our debt and meet other cash needs we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Notes. We may not be able to take any of these actions. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, particularly because of our high levels of debt and the restrictions imposed by the agreement governing our senior secured credit facilities and the indenture governing the Notes on our ability to incur additional debt and use the proceeds from asset sales. If we must sell our assets, it may negatively affect our ability to generate revenue. The inability to obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet obligations under the Notes.

If we cannot make scheduled payments on our debt, we would be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	the lenders under our senior secured credit facilities could terminate their commitments to lend us money and foreclose against the assets securing their borrowings; and

•	we could be forced into bankruptcy or liquidation.

The right to receive payments on the Senior Subordinated Notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the Senior Subordinated Notes are junior to all of our guarantors’ existing indebtedness and possibly to all their future borrowings.

The Senior Subordinated Notes and the guarantees thereof rank behind all of our and the guarantors’ existing indebtedness (other than trade payables) and all of our and the guarantors’ future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the Senior Subordinated Notes and the related subsidiary guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or the guarantors or our or the guarantors’ property, the holders of our senior debt and that of the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the Senior Subordinated Notes or the guarantees thereof.

In addition, all payments on the Senior Subordinated Notes and the guarantees thereof will be blocked in the event of a payment default on certain senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on certain senior debt.

In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or the guarantors, holders of the Senior Subordinated Notes will participate with trade creditors and all other holders of our and the guarantors’ subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our senior debt. However, because the indenture governing the Senior Subordinated Notes requires that amounts otherwise payable to holders of the Senior Subordinated Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Senior Subordinated Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of Senior Subordinated Notes may receive less, ratably, than the holders of our senior debt.

As of December 31, 2010, we had approximately $1,744.6 million of senior indebtedness, including the Notes, and $250.0 million was available for borrowing as additional senior debt under our senior secured credit facilities. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indentures.

We may not be able to repurchase the Notes upon a change of control.

Upon a change of control, as defined in the indentures, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for that purchase of Notes will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure that sufficient funds from such sources will be available at the time of any change of control to make required repurchases of Notes tendered. Further, we may be contractually restricted under the terms of our senior secured credit facilities or other future senior indebtedness from repurchasing all of the Notes tendered by holders upon a change of control. Our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase the Notes unless we are able to refinance or obtain waivers under our senior secured credit facilities and any such future debt agreements. Our failure to repurchase the Notes upon a change of control would cause a default under the indenture and a cross-default under our senior secured credit facilities. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indentures.

Fraudulent transfer statutes may limit the rights of a holder of the Notes.

Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to:

•	void all or a portion of our obligations to holders of the Notes;

•	subordinate our obligations to holders of the Notes to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the Notes; and

•	take other action detrimental to holders of the Notes, including invalidating the Notes.

In that event, we cannot assure that the holder would ever be repaid.

Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the Notes were issued, we:

(1)	issued the Notes with the intent of hindering, delaying or defrauding current or future creditors; or

(2)	received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes; and

(a)	were insolvent or were rendered insolvent by reason of the issuance of the Notes;

(b)	were engaged, or were about to engage, in a business or transaction for which our assets were unreasonably small; or

(c)	intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

The measure of insolvency for purposes of the foregoing considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they become due.

We cannot assure you what standard a court would apply in determining our solvency and whether it would conclude that we were solvent when we incurred our obligations under the Notes.

Our obligations under the Notes are guaranteed by all of our direct and indirect restricted subsidiaries that guarantee indebtedness under our senior secured credit facilities, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, because the guarantees were incurred for the benefit of the issuer, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the Notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of Notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

We do not know if a market will be sustained for the Notes.

We have not and do not intend to apply for listing or quotation of any series of Notes on any securities exchange or stock market. The liquidity of any market for the Notes depends on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes; and

•	prevailing interest rates.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this prospectus that are not historical facts (including, but not limited to, expectations, estimates, assumptions and projections regarding the industry, business, future operating results, potential acquisitions and anticipated cash requirements) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements, including statements regarding our future growth; anticipated cost savings, revenue increases and capital expenditures; strategic initiatives, greenfields and acquisitions; our competitive position; and our continued investment in information technology are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under “Risk Factors.” Some of these factors include:

•	fluctuations in consumer demand for and in the supply of used, leased and salvage vehicles and the resulting impact on auction sales volumes, conversion rates and loan transaction volumes;

•	trends in new and used vehicle sales and incentives, including wholesale used vehicle pricing;

•	the ability of consumers to lease or finance the purchase of new and/or used vehicles;

•	the ability to recover or collect from delinquent or bankrupt customers;

•	economic conditions including fuel prices, foreign exchange rates and interest rate fluctuations;

•	trends in the vehicle remarketing industry;

•	changes in the volume of vehicle production, including capacity reductions at the major original equipment manufacturers;

•	the introduction of new competitors;

•	laws, regulations and industry standards, including changes in regulations governing the sale of used vehicles, the processing of salvage vehicles and commercial lending activities;

•	changes in the market value of vehicles auctioned, including changes in the actual cash value of salvage vehicles;

•	competitive pricing pressures;

•	costs associated with the acquisition of businesses or technologies;

•	litigation developments;

•	our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements;

•	our ability to develop and implement information systems responsive to customer needs;

•	business development activities, including acquisitions and integration of acquired businesses;

•	the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations;

•	weather;

•	general business conditions;

•	our substantial amount of debt;

•	restrictive covenants in our debt agreements;

•	our assumption of the settlement risk for vehicles sold;

•	any impairment to our goodwill;

•	our self-insurance for certain risks;

•	any losses of key personnel;

•	interruptions to service from our workforce;

•	changes to accounting standards; and

•	other risks described from time to time in our filings with the SEC, including our most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q to be filed by us.

Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this prospectus are made as of the date on which they are made and we do not undertake to update our forward-looking statements.

Our future growth depends on a variety of factors, including our ability to increase vehicle sold volumes and loan transaction volumes, acquire additional auctions, manage expansion, relocate and integrate acquisitions, control costs in our operations, introduce fee increases, expand our product and service offerings including information systems development and retain our executive officers and key employees. Certain initiatives that management considers important to our long-term success include substantial capital investment in e-business, information technology, facility relocations and expansions, as well as operating initiatives designed to enhance overall efficiencies, have significant risks associated with their execution, and could take several years to yield any direct monetary benefits. Accordingly, we cannot predict whether our growth strategy will be successful. In addition, we cannot predict what portion of overall sales will be conducted through online auctions or other redistribution methods in the future and what impact this may have on our auction business.

USE OF PROCEEDS

This prospectus is delivered in connection with offers and sales of notes by Goldman, Sachs & Co. in market-making transactions. We will not receive any proceeds from these transactions.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

On April 20, 2007, we entered into a $1,865 million senior secured credit facility with Bear Stearns Corporate Lending Inc., as administrative agent, UBS Securities LLC, as syndication agent, and the lenders party thereto, pursuant to the terms and conditions of the Credit Agreement. The Credit Agreement has a six and one-half year term that expires on October 19, 2013. Under the terms of the Credit Agreement as of April 20, 2007, the lenders committed to provide advances and letters of credit in an aggregate amount of up to $1,865 million, subject to certain conditions. Borrowings under the Credit Agreement may be used to finance working capital and acquisitions permitted under the Credit Agreement and for other corporate purposes.

The Credit Agreement originally provided for a six and one-half year $1,565 million senior term loan, or the term loan, and a six-year $300 million senior revolving credit facility, or the revolving credit facility. The term loan will be repaid in quarterly installments at an amount of 0.25% of the initial term loan, with the remaining principal balance due on October 19, 2013. The revolving credit facility may be used for loans, and up to $75 million may be used for letters of credit. The revolving loans may be borrowed, repaid and reborrowed until April 19, 2013, at which time all revolving amounts borrowed must be repaid.

Amendments to Credit Agreement

On October 23, 2009, we entered into an amendment to the Credit Agreement. As part of the amendment, we paid an amendment fee of 25 basis points to approving lenders, based on commitments outstanding as of October 23, 2009, on the effective date of the amendment. The amendment became effective upon the satisfaction of certain conditions precedent, including the consummation of our initial public offering in December 2009 and the prepayment of $250 million of the term loan at the closing of our initial public offering on December 16, 2009. The amendment (i) permitted KAR LLC to own less than 100% of KAR Auction Services’ outstanding capital stock, (ii) permitted us to use proceeds from our initial public offering and any future offering of common stock plus unrestricted cash on hand at the time of our initial public offering to redeem, repurchase, defease, or otherwise repay one or more of the Senior Subordinated Notes, Fixed Rate Senior Notes and Floating Rate Senior Notes and (iii) allowed us to pay accelerated management fees to our Equity Sponsors in connection with the termination of our financial advisory agreements with them in December 2009. The following revisions also occurred in connection with the effectiveness of the amendment in December 2009:

•	availability of borrowings under the revolving credit facility were reduced by $50 million to $250 million;

•	the revolving credit facility and term loan interest rates were increased to LIBOR plus a margin of 2.75% from LIBOR plus a margin of 2.25%; and

•	the pricing grid in both facilities was eliminated.

On November 11, 2010, we entered into another amendment to the Credit Agreement. The amendment became effective on November 12, 2010 upon the satisfaction of certain conditions precedent, including the prepayment of a portion of the outstanding amount of the term loan under the Credit Agreement in an aggregate principal amount of not less than $75 million. The amendment allowed us, on or after the effective date of the amendment and so long as no Default or Event of Default (as defined in the Credit Agreement) had occurred and is continuing, to redeem, repurchase, defease or otherwise prepay a portion of our outstanding notes in an aggregate principal amount, together with all accrued and unpaid interest and all fees, premiums, disbursements or expenses (including any dealer manager fees and expenses) incurred in connection with or related to such redemption, repurchase, defeasement or other prepayment of such outstanding notes, not to exceed $75 million.

At December 31, 2010, $1,144.6 million was outstanding on the term loan and there were no borrowings on the revolving credit facility. There were related outstanding letters of credit totaling approximately $29.4 million at December 31, 2010, which reduce the amount available for borrowings under the revolving credit facility. In addition, our Canadian operations have a C$8 million line of credit which was undrawn as of December 31, 2010. There were related letters of credit outstanding totaling approximately C$1.8 million at December 31, 2010, which reduce credit available under the Canadian line of credit, but do not impact amounts available for borrowings under the revolving credit facility. We believe our sources of liquidity from our cash and cash equivalents on hand, working capital, cash provided by operating activities, and availability under our credit facilities are sufficient to meet our short and long-term operating needs for the foreseeable future. In addition, we believe the previously mentioned sources of liquidity will be sufficient to fund our capital requirements and debt service payments for the next twelve months.

Prepayments

The principal amount of the term loan originally amortized in quarterly installments equal to 0.25% of the original principal amount of the term loans, with the balance payable at maturity. However, as a result of the Company’s prepayments over the last few years, there are no further scheduled quarterly installments due on the term loan and the remaining balance is due at maturity.

Subject to certain exceptions, our senior credit facilities are subject to mandatory prepayments and reduction in an amount equal to:

•

the net proceeds of (1) certain debt offerings by us or any of our subsidiaries, (2) certain asset sales by us or any of our subsidiaries (subject to customary reinvestment provisions), and (3) certain insurance recovery and condemnation events (subject to customary reinvestment provisions);

•	50% of excess cash flow subject to reduction based on our achievement of specified consolidated senior secured leverage ratio levels; and

•	50% of (i) net proceeds from sale-leaseback transactions and (ii) specified securitization proceeds received by us or any of our subsidiaries (subject to customary reinvestment provisions)

Voluntary prepayments and commitment reductions are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs.

Security; Guarantees

Our obligations under our senior credit facilities are guaranteed by each of our existing and certain future direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions.

Our senior credit facilities and certain interest rate hedging agreements thereof, subject to certain exceptions, are secured on a first priority basis by (i) pledges of all the capital stock of all our direct or indirect material domestic subsidiaries and up to 65% of the capital stock of each of our direct foreign subsidiaries and (ii) liens on substantially all of the tangible and intangible assets of us and the guarantors.

Interest

The revolving credit facility bears interest at a rate equal to LIBOR plus a margin of 275 basis points. The revolving credit facility also provides for both overnight and swingline borrowings at a rate of prime plus a margin of 175 basis points. Our term loan facility bears interest at a rate equal to LIBOR plus a margin of 275 basis points.

Fees

Our fees with respect to our senior credit facilities include (i) fees on the unused commitments of the lenders under the revolving credit facility, (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit plus a fronting fee to the issuing bank and (iii) administration fees.

Covenants

The Credit Agreement contains certain restrictive loan covenants, including, among others, a financial covenant requiring a maximum consolidated senior secured leverage ratio be satisfied as of the last day of each fiscal quarter if revolving loans are outstanding, and covenants limiting our ability to incur indebtedness, grant liens, make acquisitions, consummate change of control transactions, dispose of assets, pay dividends, make capital expenditures, make investments and engage in certain transactions with affiliates. The leverage ratio covenant is based on consolidated Adjusted EBITDA which is EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted for, among other things, (a) gains and losses from asset sales; (b) unrealized foreign currency translation gains and losses in respect of indebtedness; (c) certain non-recurring gains and losses; (d) stock option expense; (e) certain other noncash amounts included in the determination of net income; (f) management, monitoring, consulting and advisory fees paid to the Equity Sponsors; (g) charges and revenue reductions resulting from purchase accounting; (h) unrealized gains and losses on hedge agreements; (i) minority interest; (j) expenses associated with the consolidation of salvage operations; (k) consulting expenses incurred for cost reduction, operational restructuring and business improvement efforts; (l) expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts; (m) expenses incurred in connection with permitted acquisitions; and (n) any impairment charges or write-offs of intangibles. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions and the pro forma cost savings per the Credit Agreement to Adjusted EBITDA.

The covenants contained within the Credit Agreement are critical to an investor’s understanding of our financial liquidity, as the violation of these covenants could result in a default and lenders could elect to declare all amounts borrowed immediately due and payable. These covenants affect our operating flexibility by, among other things, restricting our ability to incur expenses and indebtedness that could be used to grow the business, as well as to fund general corporate purposes. We were in compliance with the covenants in the Credit Agreement at December 31, 2010.

Events of Default

The Credit Agreement contains customary events of default including non-payment of principal, interest or fees, failure to comply with covenants, inaccuracy of representation or warranties in any material respect, cross-default to certain other indebtedness, loss of lien perfection or priority, invalidity of guarantees, certain specified ERISA events, material judgments, change of control, and certain bankruptcy or insolvency events.

DESCRIPTION OF THE SENIOR NOTES

The Floating Rate Senior Notes due 2014 (the “Floating Rate Senior Notes”) were issued under an Indenture, dated as of April 20, 2007 (the “Floating Rate Indenture”), among the Company, our guarantor subsidiaries (as may be modified from time to time, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Floating Rate Trustee”), as amended from time to time. The 8 3/4% Senior Notes due 2014 (the “Fixed Rate Senior Notes” and, together with the Floating Rate Senior Notes, the “Senior Notes”) were issued under an Indenture, dated as of April 20, 2007 (the “Fixed Rate Indenture” and, together with the Floating Rate Indenture, the “Indentures”), among the Company, the Guarantors, the trustee, as amended from time to time.

Except as set forth herein, the terms of the Senior Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act. The Floating Rate Senior Notes and the Fixed Rate Senior Notes were issued as a separate series and class and vote separately with respect to all matters.

The following description is only a summary of the material provisions of the Indentures, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indentures, including the definitions therein of certain terms used below. We urge you to read the Indentures because they, and not this description, define your rights as Holders of the Senior Notes.

Brief Description of the Senior Notes

The Senior Notes:

•	are general, unsubordinated obligations of the Company;

•	are unsecured;

•	are limited to an aggregate principal amount of $150.0 million for the Floating Rate Senior Notes and $450.0 million for the Fixed Rate Senior Notes, subject to our ability to issue Additional Notes;

•	mature on May 1, 2014;

•	bear interest at the applicable rate per annum shown from the most recent date to which interest has been paid or provided for;

•

were issued in minimum denominations of $2,000 or, if greater at the Issue Date, the dollar equivalent of €1,000 rounded up to the nearest $1,000 (the “Minimum Denomination”) and any integral multiple of $1,000 in excess thereof;

•	are represented by one or more registered Senior Notes in global form, but in certain circumstances may be represented by Senior Notes in definitive form. See “Book Entry, Delivery and Form”;

•	are pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company; and

•

are unconditionally guaranteed on an unsubordinated basis by each of the Company’s current and future Subsidiaries that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility.

Because the Senior Notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon default in payment with respect to, or the acceleration of, any Indebtedness under our senior secured credit facility or other secured indebtedness, the assets of the Company and the Subsidiary Guarantors that secure other secured indebtedness will be available to pay obligations on the Senior Notes and the Guarantees only after all Indebtedness under such other secured indebtedness has been repaid in full from such assets.

Principal, Maturity and Interest

Floating Rate Notes

The Floating Rate Notes were issued in an aggregate principal amount of $150.0 million. The Floating Rate Senior Notes mature on May 1, 2014. Each Floating Rate Senior Notes bears interest at a rate per annum, reset quarterly, equal to LIBOR plus 4%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Floating Rate Trustee.

Interest on the Floating Rate Senior Notes is payable quarterly in cash to Holders of record at the close of business on April 15, July 15, September 15 and January 15 immediately preceding the interest payment date, on May 1, August 1, November 1 and February 1 of each year, commencing August 1, 2007.

The amount of interest for each day that the Floating Rate Senior Notes are outstanding (the “Daily Interest Amount”) is calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Senior Notes then outstanding. The amount of interest to be paid on the Floating Rate Senior Notes for each Interest Period is calculated by adding the Daily Interest Amount for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Calculation Agent will, upon the request of any Holder of Floating Rate Senior Notes, provide the interest rate then in effect with respect to the Floating Rate Senior Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Floating Rate Senior Notes.

Fixed Rate Senior Notes

The Fixed Rate Senior Notes were issued in an aggregate principal amount of $450.0 million. The Fixed Rate Senior Notes mature on May 1, 2014. Each Fixed Rate Senior Notes bears interest at the applicable rate per annum shown from the most recent date to which interest has been paid or provided for.

Interest on the Fixed Rate Senior Notes is payable semiannually in cash to Holders of record at the close of business on April 15 and October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year, commencing November 1, 2007. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months and accrue from the date of original issuance.

Additional securities may be issued under either of the Indentures in one or more series from time to time (“Additional Notes”), subject to the limitations set forth under “—Certain Covenants—Limitation on Indebtedness,” which will vote as a class with the Senior Notes under that Indenture and will be treated as a single class with the Senior Notes issued thereunder for all purposes under that Indenture.

Other Terms

Principal of, and premium, if any, and interest on, the applicable Senior Notes are payable, and such Senior Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which shall initially be the corporate trust office of the Trustees), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of such Senior Notes as such address appears in the applicable Note Register.

Optional Redemption

The Senior Notes are redeemable, at the Company’s option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

The Floating Rate Senior Notes are redeemable, at the Company’s option, in whole or in part, at any time and from time to time on or after May 1, 2009, and prior to maturity at the applicable redemption price set forth below. The Fixed Rate Senior Notes are redeemable, at the Company’s option, in whole or in part, at any time and from time to time on or after May 1, 2010, and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Senior Notes are so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

The Floating Rate Senior Notes

Redemption Period	Price
2009	102.000%
2010	101.000%
2011 and thereafter	100.000%

The Fixed Rate Senior Notes

Redemption Period	Price
2010	104.375%
2011	102.917%
2012	101.458%
2013 and thereafter	100.0005

In addition, the Indentures provide, as applicable, that at any time and from time to time on or prior to May 1, 2010, the Company, at its option, may redeem Senior Notes in an aggregate principal amount equal to (a) up to 35% of the original aggregate principal amount of the Floating Rate Senior Notes (including the principal amount of any Additional Notes that are Floating Rate Senior Notes) and (b) up to 35% of the original aggregate principal amount of the Fixed Rate Senior Notes (including the principal amount of any Additional Notes that are Fixed Rate Senior Notes), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 100% plus the applicable rate of interest per annum on the date on which notice of redemption is given for the Floating Rate Senior Notes and 108.75% for the Fixed Rate Senior Notes, in each case plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that

(a) if Floating Rate Senior Notes are redeemed, an aggregate principal amount of Floating Rate Senior Notes equal to at least 50% of the original aggregate principal amount of Floating Rate Senior Notes (including the principal amount of any Additional Notes that are Floating Rate Senior Notes) must remain outstanding after each such redemption of Floating Rate Senior Notes, and

(b) if Fixed Rate Senior Notes are redeemed, an aggregate principal amount of Fixed Rate Senior Notes equal to at least 50% of the original aggregate principal amount of Fixed Rate Senior Notes (including the principal amount of any Additional Notes that are Fixed Rate Senior Notes) must remain outstanding after each such redemption of Fixed Rate Senior Notes.

Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to May 1, 2009, in the case of the Floating Rate Senior Notes, and May 1, 2010, in the case of the Fixed Rate Senior Notes, such Senior Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a Senior Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Senior Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Senior Note on May 1, 2009, in the case of a Floating Rate Senior Note, and May 1, 2010, in the case of a Fixed Rate Senior Note, such redemption price being that described in the second paragraph of this “Optional Redemption” section plus (2) all required remaining scheduled interest payments due on such Senior Note through such date (excluding accrued and unpaid interest through the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date; as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the applicable Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2009, in the case of a Floating Rate Senior Note; and May 1, 2010, in the case of a Fixed Rate Senior Note; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

In the case of any partial redemption, selection of the Senior Notes of the applicable series for redemption will be made by the applicable Trustee on a pro rata basis, or, to the extent a pro rata basis is not permitted, by such other method as such Trustee shall deem to be fair and appropriate, although no Senior Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption relating to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note.

Subsidiary Guarantees

The Company will cause each Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility to execute and deliver to the applicable Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Senior Notes, whereupon such Subsidiary will become a Subsidiary Guarantor for all purposes under the Indentures. In addition, the Company may cause any Subsidiary or other Person that is not a Subsidiary Guarantor to guarantee payment of the Senior Notes and become a Subsidiary Guarantor.

Each Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably, fully and unconditionally Guarantee, on an unsecured unsubordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the applicable Indenture and the applicable Senior Notes, whether for principal of or interest on the Senior Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”). Each Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee or the applicable Holders in enforcing any rights under a Guarantee.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Bank Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Senior Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under their Guarantees, and such Guarantees shall thereupon terminate and be discharged and of no further force or effect, (i) in the case of a Subsidiary Guarantor, concurrently with any direct or indirect sale or disposition (by merger, consolidation or otherwise) of any Subsidiary Guarantor or any interest therein not prohibited by the terms of the applicable Indenture (including the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Merger and Consolidation”) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated), (iii) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or another Guarantor, (iv) concurrently with a Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the applicable Indenture, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all applicable Senior Notes then outstanding. In addition, the Company will have the right, upon 30 days’ notice to the applicable Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities or the Senior Subordinated Notes to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the applicable Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the applicable Senior Notes to reflect any such Guarantee or any such release, termination or discharge.

Ranking

The indebtedness evidenced by the Senior Notes (a) is unsecured unsubordinated indebtedness of the Company, (b) ranks pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and (c) is senior in right of payment to all existing and future Subordinated Obligations of the Company to the extent set forth in the instrument containing the applicable subordination agreement. The Senior Notes are unsecured. In the event of a bankruptcy or insolvency, the Company’s secured lenders will have a prior secured claim to any collateral securing the debt owed to them.

Each Subsidiary Guarantee (a) is unsecured unsubordinated indebtedness of the applicable Subsidiary Guarantor, (b) ranks pari passu in right of payment with all existing and future unsubordinated indebtedness of such Person and (c) is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person to the extent set forth in the instrument containing the applicable subordination agreement. Each Subsidiary Guarantee is unsecured. In the event of a bankruptcy or insolvency, the secured lenders of each Subsidiary Guarantor will have a prior secured claim to any collateral securing the debt owed to them.

A substantial part of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Senior Notes, unless such Subsidiary is a Subsidiary Guarantor with respect to the Senior Notes. The Senior Notes, therefore, will be “structurally” subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, if any, therefore, will be “structurally” subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the Indentures limit the incurrence of Indebtedness (including preferred stock) by certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Senior Notes will have the right to require the Company to repurchase all or any part of such Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Senior Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Senior Notes as described under “—Optional Redemption.”

The term “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”;

(ii) the Company or the Parent merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or

(iii) during any period of two consecutive years (during which period the Company has been a party to the applicable Indenture), individuals who at the beginning of such period were members of the Board of Directors of the Company (together with any new members thereof whose election by such Board of Directors or whose nomination for election by holders of Equity Interests of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

Unless the Company has exercised its right to redeem all the Senior Notes as described under “—Optional Redemption,” the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustees stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Senior Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer, or

(ii) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the applicable redemption price.

To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Change of Control” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on indebtedness” and “—Certain covenants—Limitation on liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Indentures will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The Senior Credit Agreement is expected to, and the agreements governing future Indebtedness of the Company may, prohibit the Company from repurchasing the Senior Notes upon a Change of Control unless the Indebtedness governed by such Senior Credit Agreement or the agreements governing such future Indebtedness, as the case may be, has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Senior Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indentures relating to the Company’s obligation to make an offer to purchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes. As described above under “—Optional Redemption,” the Company also has the right to redeem the Senior Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

The definition of Change of Control includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the Senior Notes have the right to require the Company to repurchase such Senior Notes.

Certain Covenants

The Indentures contain covenants including, among others, the covenants as described below.

Limitation on Indebtedness

The Indentures provide as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred by the Company or any Subsidiary Guarantor other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to $2,090.0 million;

(ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Equity Interests of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii) at the time of such issuance, transfer or other event;

(iii) Indebtedness of the Company and the Subsidiary Guarantors represented by the Senior Notes and the Subsidiary Guarantees, respectively, the Senior Subordinated Notes, the subsidiary guarantees thereof by the Subsidiary Guarantors, any Indebtedness (other than the Indebtedness described in clause (b)(ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b)(iii) or paragraph (a) above;

(iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto in an aggregate outstanding principal amount at any time not to exceed the greater of (x) $75.0 million or (y) an amount equal to 2.0% of Total Assets;

(v) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

(vi)(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”), or (B) without limiting the covenant described under “—Limitation on Liens,” Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”);

(vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within fifteen Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) deductible obligations, self-insurance obligations, re-insurance obligations, completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (B) Hedging Obligations entered into for bona fide hedging purposes (including, without limitation, to protect the Company or any Restricted Subsidiary from fluctuations in currency exchange rates) that are incurred in the ordinary course of business, or (C) the financing of insurance premiums in the ordinary course of business, or (D) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse, and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

(x) Indebtedness (including any Refinancing Indebtedness with respect any Indebtedness Incurred pursuant to this clause (x)) (x) of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary or (y) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets; provided that either:

(1) after giving effect to such acquisition, merger or consolidation, either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in paragraph (a) of this covenant; or

(B) the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(2) such Indebtedness (i) is not Secured Indebtedness and constitutes Subordinated Obligations or Guarantor Subordinated Obligations, (ii) is not incurred while a Default exists and no Default shall result therefrom, (iii) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Senior Notes, and (iv) in the case of sub-clause (x) above only, is not incurred in contemplation of such acquisition, merger or consolidation;

provided that the aggregate principal amount of Indebtedness (excluding any Indebtedness Incurred pursuant to this clause (b)(x) that was not incurred to finance the acquisition of any Person or assets) at any time outstanding Incurred under this clause (b)(x) (including any Refinancing Indebtedness with respect thereto) by any Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million in the aggregate;

(xi) in addition to the items referred to in clauses (b)(i) through (b)(x) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate outstanding principal amount at any time not to exceed an amount equal to the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(xii) Indebtedness of one or more Foreign Subsidiaries and guarantees thereof by the Company in an aggregate outstanding principal amount at any time not to exceed an amount equal to the greater of (x) the sum of (1) $50.0 million for Foreign Subsidiaries and (2) $25.0 million for Canadian Subsidiaries or (y) 2.00% of Total Assets;

(xiii) Indebtedness in connection with the Atlanta IRB Transaction and any Refinancing Indebtedness with respect thereto;

(xiv) Indebtedness consisting of promissory notes issued to present or former officers, directors or employees of any the Company or any Restricted Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise to finance the purchase or redemption of Equity Interests of the Company or any Parent, to the extent the applicable Restricted Payment is permitted by clause (b)(x) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(xv) Indebtedness of the Company or any Restricted Subsidiary equal to 200.0% of the Net Cash Proceeds received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) after the Issue Date as determined in accordance with clause (a)(3)(B) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” to the extent such Net Cash Proceeds have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (i) and (ii) of the definition thereof); and

(xvi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause), and may reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; (iii) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (i) of paragraph (b) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included; and (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, pro vided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indentures provide as follows:

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Equity Interests (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Equity Interests on no more than a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of

Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on the first day of the Company’s fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which Consolidated Financial Statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B) 100% of the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary of Indebtedness that shall have been converted into or exchanged after the Issue Date for Equity Interests of the Company or any Parent (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange; provided that this clause (B) shall not include such Net Cash Proceeds to the extent that the Company or any of its Restricted Subsidiaries Incurs Indebtedness pursuant to clause (b)(xv) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” based on such Net Cash Proceeds;

(C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (vii) of the following paragraph (b) (but only to the extent such amount is not included in Consolidated Net Income), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

(b) The provisions of the foregoing paragraph (a) do not prohibit any of the following, so long as a Default shall not have occurred and be continuing (or would result therefrom) (each, a “Permitted Payment”):

(i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Equity Interests of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent, or within 45 days, issuance or sale of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Restricted Subsidiary) or a substantially concurrent, or within

45 days, capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a);

(ii)(A) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on Indebtedness,” (x) from Net Available Cash to the extent permitted by the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”, and, if required, purchased all Senior Notes tendered pursuant to the offer to repurchase all the Senior Notes required thereby prior to purchasing or repaying such Subordinated Obligations (y) following the occurrence of a Change of Control (or other similar event described therein as a “Change of Control”), but only if the Company shall have complied with the covenant described under “—Change of Control” and, if required thereby, purchased all Senior Notes tendered pursuant to the offer to repurchase all the Senior Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness or (B) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent, or within 45 days, issuance or sale of, Disqualified Stock of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on Indebtedness”;

(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

(iv) the declaration and payment of dividends on the Company’s common stock following the first public Equity Offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received or contributed by the Company in or from any such Equity Offering;

(v) notwithstanding the existence of any Default or Event of Default, loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to permit such Parent to make payments pursuant to (A) any Tax Sharing Agreement, or (B) to pay or permit any Parent to pay (1) any Parent Expenses or (2) any Related Taxes;

(vi) payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Equity Interests of the Company or any Parent in lieu of issuance of fractional shares of such Equity Interests, not to exceed $5.0 million in the aggregate outstanding at any time;

(vii) dividends or other distributions of Equity Interests, Indebtedness or other securities of Unrestricted Subsidiaries;

(viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “Certain covenants—Limitation on indebtedness” above;

(ix) Restricted Payments (including loans and advances) in an aggregate amount outstanding at any time not exceeding an amount (net of repayments of such loans or advances) equal to the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(x) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary or any Parent held by any existing or former employees or management or directors of the Company or any Parent or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with (x) the death or disability of such employee, manager or director or (y) the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors;

provided that in the case of clause (y) such redemptions or repurchases pursuant to such clause will not exceed $20.0 million in the aggregate during any twelve-month period (which shall increase to $40.0 million subsequent to the consummation of an underwritten public Equity Offering) plus the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance of such Equity Interests or equity appreciation rights to, or the exercise of options, warrants or other rights to purchase or acquire Equity Interests of the Company by, any current or former director, officer or employee of the Company or any Restricted Subsidiary or from “key man” life insurance policies which are used to make such redemptions or repurchases; provided that the amount of such Net Cash Proceeds received by the Company and utilized pursuant to this clause (x) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (a)(3)(B) of the preceding paragraph; and provided, further, that unused amounts available pursuant to this clause (x) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twenty-four-month period; and

(xi) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represents (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(xii) Restricted Payments made pursuant to, or contemplated by, or made to any Parent to permit any Parent to perform its obligations under, the Transactions, including the provisions of any Transaction Document (excluding the Senior Subordinated Notes and the Senior Subordinated Note Indenture) as in effect on the Issue Date, and as the same may be amended or replaced so long as such amendment or replacement that is not materially more disadvantageous to the Holders than the original Transaction Document as in effect on the Issue Date;

(xiii) repurchases by the Company or any Restricted Subsidiary of all (but not less than all), excluding directors’ qualifying shares, of the Equity Interests or other ownership interests in a Subsidiary of the Company which Equity Interests or other ownership interests were not theretofore owned by the Company or a Restricted Subsidiary of the Company;

(xiv) payments by the Company or any Restricted Subsidiary pursuant to its guarantee of AFC’s customary servicing obligations in connection with the Receivables Purchase Agreement; and

(xv) Restricted Payments that are made with Excluded Contributions;

provided, that (A) in the case of clauses (iii), (iv), (v)(B), and (vi), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments (but only to the extent such amount was not included as an expense in the calculation of Consolidated Net Income), and (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Indentures provide that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Equity Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(1) pursuant to any agreement in effect at or entered into on the Issue Date, including, without limitation, the Indentures, the Senior Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Credit Facility or any other Credit Facility;

(2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(3) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the applicable Senior Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(4)(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the applicable Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases, sale and leaseback agreements, asset sale agreements and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;

(5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(6) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

(7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on indebtedness” (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not less favorable to the Holders of the applicable Senior Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the applicable Senior Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the

Company’s ability to make principal or interest payments on the applicable Senior Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness or (B) of, or relating to Indebtedness of or a Financing Disposition by or to or in favor of, any Special Purpose Entity.

Limitation on Sales of Assets and Subsidiary Stock

The Indentures provide as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration);

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A) first, either (x) to the extent the Company elects (or is required by the terms of (1) any Bank Indebtedness, (2) any secured Indebtedness of the Company or any Subsidiary Guarantor or (3) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 360 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 360 days to complete, the period of time necessary to complete such project;

(B) second, if the balance of such Net Available Cash after application in accordance with clause (A) above (and after the expiration of the maximum period for such application permitted by clause (A)) exceeds $20.0 million, (such balance, the “Excess Proceeds”), to the extent of such Excess Proceeds, to make an offer to purchase Senior Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other unsubordinated indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indentures and the agreements governing such other Indebtedness; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indentures) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of Senior Notes or other unsubordinated Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Senior Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Senior Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Senior Notes and the denominator of which is the sum of the outstanding principal amount of the Senior Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Senior Notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary and (6) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 1.25% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Senior Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Senior Notes tendered pursuant to an offer by the Company for the applicable Senior Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indentures. If the aggregate purchase price of the applicable Senior Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of applicable Senior Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Senior Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount.

(c) Pending the final application of any Net Proceeds pursuant to this covenant, such Net Available Cash may be applied to temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by the applicable Indenture.

(d) To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Limitation on Sales of Assets and Subsidiary Stock” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

Limitation on Transactions with Affiliates

The Indentures provide as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(i) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are, taken as a whole, fair and reasonable to the Company or such Restricted Subsidiary; and

(ii) if such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, the Company or such Restricted Subsidiary receives an opinion in customary form from a nationally recognized appraisal or investment banking firm to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b) The provisions of the preceding paragraph (a) will not apply to:

(i) any Restricted Payment Transaction;

(ii)(1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (4) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(iii) any transaction with, including an Investment in, the Company or any Restricted Subsidiary;

(iv) any transaction arising out of and any payments made pursuant to agreements or instruments in existence on the Issue Date (other than any Tax Sharing Agreement referred to in clause (b)(vi) of this covenant), including, without limitation, the Transaction Documents, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original agreement or instrument as in effect on the Issue Date;

(v) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity;

(vi) the execution, delivery and performance of any Tax Sharing Agreement;

(vii) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company (and the granting of registration rights or other customary rights in connection therewith) or capital contribution to the Company;

(viii) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, where such Affiliates hold less Indebtedness or Equity Interests than non-Affiliates and such Affiliates receive the same consideration as non-Affiliates in such transactions;

(ix) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(x) transactions between the Company or any Restricted Subsidiary and any Special Purpose Subsidiary in connection with a Financing Disposition or a Special Purpose Financing, provided that such transactions are not otherwise prohibited by the applicable Indenture;

(xi) transactions exclusively between or among the Company and any of its Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indentures;

(xii) transactions involving aggregate consideration not to exceed $1.0 million;

(xiii) payments by the Company or any Restricted Subsidiary to any Permitted Holder or any of its affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisition or divestitures, which payments are approved by a majority of the members of the Board of Directors; and

(xiv) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or that are on terms at least as favorable to the Company and its Restricted Subsidiaries as might reasonably have been obtained at such time from an unaffiliated party, or that are considered fair to the Company and its Restricted Subsidiaries in the view of a majority of the members of the Board of Directors or the senior management of the Company.

Limitation on Liens

The Indentures provide that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Equity Interests of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indentures and the Senior Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Senior Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indentures or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under “—Merger and Consolidation” below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Equity Interests held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Future Subsidiary Guarantors

As set forth more particularly under “—Subsidiary Guarantees,” the Indentures provide that the Company will cause each Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustees a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Senior Notes, whereupon such Subsidiary will become a Subsidiary Guarantor for all purposes under the Indentures. The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Senior Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Senior Notes. See “—Subsidiary Guarantees.”

SEC Reports

The Indentures provide that, following consummation of the exchange offer, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as any Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject within the time periods specified above. The Company will also, within 15 days after the time periods specified above, transmit by mail to all applicable Holders, as their names and addresses appear in the applicable Note Register, and to the Trustees (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed.

The Company will be deemed to have satisfied the requirements of this covenant if any Parent files with the SEC and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods specified by the applicable rules and regulations of the SEC, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company will comply with the other provisions of TIA § 314(a).

Notwithstanding the foregoing, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time periods specified above, the financial information (including a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus. Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (v) under “—Defaults” until 120 days after the date any report required to be provided by this covenant is due.

Merger and Consolidation

The Indentures provide that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the applicable Senior Notes and the Indentures by executing and delivering to the applicable Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to such Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) each applicable Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustees, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v) the Company will have delivered to each such Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this covenant, provided that (x) in giving such opinion such counsel may assume compliance with the foregoing clauses (ii) and (iii) to the extent such opinion would otherwise be required to address financial matters or tests and, as to any matters of fact, may rely on an Officer’s Certificate, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Person that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness.”

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indentures, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Senior Notes.

Clauses (ii) and (iii) of the first paragraph of this “Merger and Consolidation” covenant will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges with or into or conveys or transfers all or part of its assets to the Company or (2) the Company consolidates with or merges with or into or conveys or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Equity Interests of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Defaults

An Event of Default is defined in the Indentures as:

(i) a default in any payment of interest on any applicable Note when due, continued for 30 days;

(ii) a default in the payment of principal of any applicable Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the first paragraph of the covenant described under “—Merger and Consolidation” above;

(iv) the failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice with any of its obligations under the covenant described under “—Change of Control” above (other than a failure to purchase Senior Notes);

(v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the applicable Senior Notes or the applicable Indenture;

(vi) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent;

(vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the “bankruptcy provisions”);

(viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the “judgment default provision”); or

(ix) the failure of any applicable Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indentures) or the denial or disaffirmation in writing by any applicable Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the applicable Indenture or any applicable Subsidiary Guarantee.

The foregoing constitutes Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (iv) or (v) will not constitute an Event of Default until the applicable Trustee or the Holders of at least 30% in principal amount of the outstanding Senior Notes of the applicable class notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing the applicable Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Senior Notes of the applicable class by notice to the Company and the applicable Trustee, may declare the principal of and accrued but unpaid interest on all applicable Senior Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the applicable Senior Notes will become immediately due and payable without any declaration or other act on the part of the applicable Trustee or any applicable Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Senior Notes may rescind any such acceleration with respect to the applicable Senior Notes and its consequences. In the event of any Default or Event of Default specified in clause (vi) above, such Default or Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall not be deemed to have occurred and shall be annulled, waived and rescinded automatically, in each case, without any action by the applicable Trustee or the applicable Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indentures relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, such Trustee will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders have offered to such Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indentures or the applicable Senior Notes unless (i) such Holder has previously given the applicable Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Senior Notes of the applicable class have requested such Trustee in writing to pursue the remedy, (iii) such Holders have offered such Trustee reasonable security or indemnity against any loss, liability or expense, (iv) such Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Senior Notes of the applicable class have not given such Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Senior Notes of the applicable class are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or of exercising any trust or power conferred on such Trustee. Either Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that such Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve such Trustee in personal liability. Prior to taking any action under either Indenture, the applicable Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indentures provide that if a Default occurs and is continuing and is known to the applicable Trustee, such Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the applicable Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustees, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustees, within 30 days after an Officer of the Company becomes aware of the occurrence thereof, written notice of any event that would constitute a Default, its status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, each Indenture may be amended with the consent of the Holders of a majority in principal amount of the Senior Notes issued thereunder then outstanding and any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the

Senior Notes of the applicable class then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Senior Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Senior Notes of the applicable class whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note of the applicable class, (iii) reduce the principal of or extend the Stated Maturity of any Note of the applicable class, (iv) reduce the premium payable upon the redemption of any Note of the applicable class, or change the date at which any Senior Note may be redeemed as described under “—Optional Redemption” above, (v) make any Senior Note of the applicable class payable in money other than that stated in such Senior Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Notes of the applicable class on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Senior Notes of the applicable class, (vii) release any Subsidiary Guarantor from any of its obligations under the applicable Indenture, except in accordance with the terms of such Indenture or (viii) make any change in the amendment or waiver provisions described in this sentence.

Without the consent of any applicable Holder, the Company, the applicable Trustee and (as applicable) any Subsidiary Guarantor may amend either Indenture to cure or reform any ambiguity, mistake, manifest error, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under such Indenture, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to add Guarantees with respect to the Senior Notes, to secure the Senior Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Senior Notes when such release, termination or discharge is provided for under such Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to conform the text of such Indenture, the Senior Notes issued thereunder or any Subsidiary Guarantee to any provision of this “Description of Senior Notes,” to increase the minimum denomination of Senior Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Note in part), to provide additional rights or benefits to the Holders or make any change that does not materially adversely affect the rights of any Holder, to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or an Indenture in accordance with the applicable provisions of such Indenture, to provide for the appointment of a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of such Indenture, or to comply with any requirement of the SEC in connection with the qualification of such Indenture under the TIA or otherwise.

The consent of the applicable Noteholders is not necessary under the Indentures to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the applicable Trustee or the Company, received thereby before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of Senior Notes have consented to such amendment or waiver. After an amendment or waiver under an Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

The Company at any time may terminate all its obligations under the applicable Senior Notes and the applicable Indenture (“legal defeasance”), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Senior Notes, to replace mutilated, destroyed, lost or stolen Senior Notes and to maintain a registrar and paying agent in respect of the Senior Notes.

The Company at any time may terminate its obligations under certain covenants under an Indenture, including the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the default provisions relating to such covenants described under “—Defaults” above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above, and the limitations contained in clauses (iii), (iv) and (v) under “—Merger and Consolidation” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its applicable Subsidiary Guarantee and any security then securing the Senior Notes will be automatically released.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the applicable Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the applicable Senior Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under “—Certain Covenants” above), (vi), (vii), (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (viii) or (ix) under “—Defaults” above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under “—Merger and Consolidation” above.

Either defeasance option may be exercised prior to any redemption date or to the maturity date for the applicable Senior Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the applicable Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the applicable Senior Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to such Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the applicable Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Senior Notes not theretofore delivered to such Trustee for cancellation have become due and payable, will become due and payable at its Stated Maturity within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to such Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

The Indentures will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the applicable Senior Notes, as expressly provided for in such Indenture) as to all outstanding Senior Notes of the applicable class when (i) either (a) all Senior Notes of the applicable class previously authenticated and delivered (other than certain lost, stolen or destroyed Senior Notes, and certain Senior Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the applicable Trustee for cancellation or (b) all Senior Notes of the applicable class not previously delivered to such Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with such Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Senior Notes of the applicable class not previously delivered to such Trustee for cancellation, for principal, premium, if any, and interest to, but not including, the date of redemption or their Stated Maturity, as the case may be;

(iii) the Company has paid or caused to be paid all other sums payable under such Indenture by the Company; and (iv) the Company has delivered to such Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “Satisfaction and Discharge” section of such Indenture relating to the satisfaction and discharge of such Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, equity holder, member or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indentures, the Senior Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Senior Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

Concerning the Trustees

Wells Fargo Bank, National Association is the Trustee under each of the Indentures and is appointed by the Company as Registrar and Paying Agent with regard to the Senior Notes.

The Indentures provide that, except during the continuance of an Event of Default, the applicable Trustee will perform only such duties as are set forth specifically in such Indentures. During the existence of an Event of Default, such Trustee will exercise such of the rights and powers vested in it under the Indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indentures and the TIA will impose certain limitations on the rights of the applicable Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

A Noteholder may transfer or exchange Senior Notes in accordance with the applicable Indenture. Upon any transfer or exchange, the registrar and the applicable Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the applicable Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Senior Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

The Indentures each provides that it and the applicable Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indentures and registration rights agreement without charge by writing to KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana, USA, 46032, Attention: Secretary.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition” means the Merger and all related transactions contemplated by the Acquisition Documentation.

“Acquisition Documentation” means, collectively, the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into to effectuate the Merger.

“AFC” means Automotive Finance Corporation, any of its Subsidiaries, and any successor entity thereto.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Equity Interests) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Equity Interests of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (iv) Equity Interests of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition of shares of Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a sale or other disposition in the ordinary course of business, including, without limitation, sales or dispositions of used, worn-out or obsolete property and assets and property and assets that are not useful in the business of the Company or any Restricted Subsidiary, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under “—Merger and Consolidation” or any disposition that constitutes a Change of Control, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any

Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (ix) any financing transaction with respect to any existing property or any property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xi) any disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) any disposition or series of related dispositions for aggregate consideration not to exceed $10.0 million, (xiv) the creation of a Permitted Lien and dispositions in connection with Permitted Liens, (xv) dispositions of Investments or receivables, in each case in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings, (xvi) the unwinding of any Hedging Obligation, (xvii) the licensing of any intellectual property or (xviii) the Excluded Assets.

“Atlanta IRB Transaction” means the transactions entered into by ADESA Atlanta, LLC with the Development Authority of Fulton County, Georgia in connection with a wholesale automobile auction facility located in Fulton, Georgia.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Canadian Subsidiary” means any Foreign Subsidiary that is organized under the laws of Canada or any province or subdivision thereof.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having a credit rating of “AA” or better at the time of acquisition from either S&P or Moody’s, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under a Senior Credit

Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), provided, however, that time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances in an aggregate amount not to exceed $2,000,000 may be maintained at any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) that does not satisfy the capital and surplus requirements and rating requirements set forth in this clause (c), (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which Consolidated Financial Statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date); provided, that

(1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the

Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and

(5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings, synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for any period:

(a) Consolidated Net Income for such period plus,

(b) without duplication and to the extent reflected as a charge in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of the Company or alternative taxes imposed as reflected in the provision for income taxes in the Company’s consolidated financial statements;

(ii) interest expense, amortization or write-off of debt discount and debt issuance costs, and commissions, discounts and other fees and charges associated with Indebtedness (including the Senior Notes);

(iii) depreciation and amortization expense;

(iv) amortization of intangibles (including goodwill) and organization costs;

(v) any extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash);

(vi) any cash compensation expense relating to the cancellation or retirement of stock options in connection with the Acquisition in an aggregate amount not to exceed $25.0 million;

(vii) non-cash compensation expenses from stock, options to purchase stock and stock appreciation rights issued to the management of the Company;

(viii) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its Restricted Subsidiaries for such period (including deferred rent but excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made;

(ix) no more than $5.0 million accrued in any fiscal year for payment to the Permitted Holders in respect of management, monitoring, consulting and advisory fees plus any related expenses and other amounts paid to the Permitted Holders to the extent permitted pursuant to clause (b)(ii) of the covenant described under “Certain covenants—Limitation on transactions with affiliates”;

(x) any impairment charges, write-off, depreciation or amortization of intangibles arising pursuant to SFAS 141 or to SFAS 142 and any other non-cash charges resulting from purchase accounting;

(xi) any reduction in revenue resulting from the purchase accounting effects of adjustments to deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries), as a result of the Acquisition, any acquisition consummated prior to the Issue Date or any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person;

(xii) any loss realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person;

(xiii) any unrealized losses in respect of Hedging Obligations;

(xiv) any unrealized foreign currency translation losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(xv) the amount of any minority expense net of dividends and distributions paid to the holders of such minority interest;

(xvi) any costs, fees and expenses associated with the consolidation of the salvage operations of the Company and its Restricted Subsidiaries as described in this prospectus;

(xvii) any costs, fees and expenses associated with the cost reduction, operational restructuring and business improvement efforts of any consulting firm engaged by the Company or its Restricted Subsidiaries to perform such service;

(xviii) any charges, costs, fees and expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts of the Company and its Restricted Subsidiaries; and

(xix) any costs, fees and expenses related to the Acquisition and any other costs, fees and expenses incurred in connection with any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person; minus

(c) to the extent included in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) interest income;

(ii) any extraordinary, unusual or non-recurring income or gains whether or not included as a separate item in the statement of Consolidated Net Income;

(iii) all non-cash gains on the sale or disposition of any property other than inventory sold in the ordinary course of business;

(iv) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (b)(viii) above);

(v) any gain realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person;

(vi) any unrealized gains in respect of Hedging Obligations; and

(vii) any unrealized foreign currency translation gains in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, all as determined on a consolidated basis; plus

(d) the annualized impact of buyer fee increases on any business acquired in any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Secured Leverage Ratio or the Consolidated Coverage Ratio, (i) if at any time during such Reference Period the Company or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto, as if such Material Acquisition occurred on the first day of such Reference Period, and, in the case of any Material Acquisition other than the Acquisition, Consolidated EBITDA may be increased by adding back any cost savings related thereto expected to be realized within 365 days of such Material Acquisition and all costs incurred to achieve such cost savings. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $5,000,000.

Notwithstanding the foregoing, (a) Consolidated EBITDA shall be deemed to be $102,900,000, $99,400,000, $88,100,000 and $80,700,000, respectively, for the fiscal quarters ending on or about March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, subject to the adjustments provided for in clauses (b) and (c) of this paragraph, (b) in determining Consolidated EBITDA at any time on or before June 30, 2007, Consolidated EBITDA will be increased by $10,500,000 on account of anticipated cost savings related to the combination of the salvage auction businesses of Insurance Auto Auctions, Inc. and ADESA, Inc. as reflected in this Prospectus, and (c) in determining Consolidated EBITDA at any time after June 30, 2007 and on or before June 30, 2008, Consolidated EBITDA will be increased by the difference between $10,500,000 and the cumulative amount of all such cost savings referred to in clause (b) that have been realized prior to such time.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii) solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (w) restrictions that have been waived or otherwise released, (x) restrictions pursuant to the Senior Notes or the Indentures, (y) restrictions pursuant to the Senior Subordinated Notes or the Senior Subordinated Note Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted

Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors);

(iv) the cumulative effect of a change in accounting principles;

(v) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(vi) any unrealized gains or losses in respect of Currency Agreements;

(vii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(viii) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

(ix) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(x) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments); and

(xi) any item classified as an extraordinary, unusual or non-recurring gain, loss or charge, including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case the payment of which is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available (determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date), provided, that:

(1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Consolidated Secured Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio is an Incurrence of Consolidated Secured Indebtedness, Consolidated EBITDA and Consolidated Secured Indebtedness (to the extent it does not already include such Incurrence of Consolidated Secured Indebtedness) for such period shall be calculated after giving effect on a pro forma basis to such Consolidated Secured Indebtedness as if such Consolidated Secured Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Consolidated Secured Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Consolidated Secured Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2) if since the beginning of such period Consolidated Secured Indebtedness has been Discharged or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves a Discharge of Consolidated Secured Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Secured Indebtedness (to the extent it does not already exclude such Discharge of Consolidated Secured Indebtedness) for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Consolidated Secured Indebtedness, including with the proceeds of such new Consolidated Secured Indebtedness, as if such Discharge had occurred on the first day of such period;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Secured Indebtedness for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than the Senior Notes) as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under “—Certain covenants—Limitation on indebtedness.”

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Facilities” means one or more of (i) the Senior Credit Facility, and (ii) any other facilities, agreements, indentures or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans or receivables (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, debentures, notes financing agreements or other Credit Facilities or through the sale of debt securities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or of which it is a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Determination Date,” with respect to an Interest Period, means the second London Banking Day preceding the first day of such Interest Period.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Equity Interests of the Company or any Parent or any options, warrants or other rights in respect of such Equity Interests.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means, with respect to any Person, any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Senior Notes.

“Equity Interests” of any Person means any and all shares of, rights to purchase, warrants, options, profits, interests, equity appreciation rights or other rights to acquire or purchase, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, any such equity).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means the properties of the Company located at (i) Atlanta (Old Site), 300 Raymond Hill Road, Newnan, GA; (ii) Dallas, 1224 East Big Town Blvd., Mesquite, TX 75149, (iii) Fremont, 6700 Stevenson Blvd., Fremont, CA 94538; (iv) Kansas City, 101 Southwest Oldham Pkwy, Lee’s Summit, MO 64081 and (v) Phoenix, 400 North Beck Avenue, Chandler, AZ 85226.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Equity Interests (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in paragraph (a) of “—Limitation on Restricted Payments.”

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, Receivables by the Company or any Restricted Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with a financing by a Special Purpose Entity or in connection with the Incurrence by a Special Purpose Entity of Indebtedness or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets, in each case, for the Fair Market Value thereof.

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Secured Indebtedness,” “Consolidated Secured Leverage Ratio,” “Consolidated Total Indebtedness” and “Total Assets,” all defined terms in the Indentures to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indentures), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indentures shall be computed in conformity to the extent possible with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” or “Noteholder” means the Person in whose name a Senior Note is registered in the Note Register.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money;

(ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) the principal component of all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (except to the extent such reimbursement obligation relates to a Trade Payable or similar liability and such obligation is satisfied within 30 days of Incurrence);

(iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables and other accrued current liabilities arising in the ordinary course of business), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Equity Interest, or if less (or if such Equity Interest has no such fixed price), to the involuntary redemption, repayment or repurchase price thereof calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Equity Interest, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Equity Interest);

(vii) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;

(viii) the principal component of Indebtedness of other Persons, to the extent Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided, however, that Indebtedness shall not include (A) any obligation of the Company or any Subsidiary in respect of the Transaction Documents (other than the Credit Agreement, the Senior Notes, the Senior Subordinated Notes, the Senior Subordinated Note Indenture and the Indentures), (B) any liability for Federal, state, provincial, foreign, local or other taxes owed or owing by such Person, (C) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future, (D) Trade Payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (E) prepaid or deferred revenue arising in the ordinary course of business, (F) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (G) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the applicable Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include October 31, 2007 with respect to the Fixed Rate Senior Notes or July 31, 2007 with respect to the Floating Rate Senior Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means April 20, 2007.

“LIBOR,” with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the day on which dealings in U.S. dollars are transacted, with respect to a future date, are expected to be transacted in the London interbank (a “London Banking Day”) after the Determination Date that appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service) (or, if not available, then Bloomberg Page BBAM1 or such other page as may replace that page on that service) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service) (or, if not available, then Bloomberg Page BBAM1 or such other page as may replace that page on that service) does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving- related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $10.0 million in the aggregate outstanding at any time.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 22, 2006 by and among KAR Holdings II, LLC, the Company, KAR Acquisition, Inc. and ADESA, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Merger” means the merger of KAR Acquisition, Inc. with and into the Company, with the Company continuing as the surviving corporation.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means an amount equal to all cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities, (v) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (vi) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company, in either case in respect of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means an amount equal to all the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to the Company or any other obligor upon the Senior Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the applicable Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Senior Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the applicable Trustee. The counsel may be an employee of or counsel to the Company, any Parent or such Trustee.

“Parent” means KAR Holdings II, LLC and any Other Parent and any other Person that is a Subsidiary of any Other Parent and of which the Company is a Subsidiary. As used herein, “Other Parent” means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Indentures, the Senior Subordinated Note Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) an aggregate amount not to exceed $10.0 million in any fiscal year to permit any Parent to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for any Parent or for both such Parent and the Company, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iv) other operational and tax expenses of any Parent incurred on behalf of the Company in the ordinary course of business, including obligations in respect of director and officer insurance (including premiums therefor); it being understood that, for purposes of this definition, all operational and tax expenses of the Parent are deemed to be incurred on behalf of the Company if the Company’s activities represent substantially all of the operating activities of the Parent and all of its Subsidiaries, (v) fees and expenses payable by any Parent in connection with the Transactions, and (vi) fees and expenses incurred by any Parent in connection with any offering of Equity Interests or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Holder” means each of (i) Kelso & Company, L.P. and its Affiliates, (ii) GS Capital Partners VI, L.P. and its related GS VI co-investment funds and their Affiliates, (iii) ValueAct Capital Master Fund, L.P. and its Affiliates, (iv) Parthenon Investors LLC and its Affiliates and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Voting Stock of any Parent or the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 1 3d-3 and 1 3d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indentures, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary, so long as such Person is primarily engaged in a Related Business;

(ii) another Person that is engaged primarily in a Related Business if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(iii) Temporary Cash Investments or Cash Equivalents;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(ix) pledges or deposits (x) with respect to leases or utilities in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(x) Investments in a Special Purpose Subsidiary in the form of Equity Interests, interests in Receivables generated by the Company or any of its Restricted Subsidiaries or a demand note or promissory note issued by a Special Purpose Subsidiary in favor of or for the benefit of the Company or a Restricted Subsidiary;

(xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) repurchases of the Senior Notes;

(xiii) any Investment to the extent made using Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of any Parent as consideration;

(xiv) Management Advances;

(xv) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described in clauses (i), (v) and (vi) of such paragraph);

(xvi) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(xvii) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(xviii) endorsements of negotiable instruments and documents in the ordinary course of business or pledges or deposits permitted under clause (c) of the definition of “Permitted Liens.”

(xix) any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(xx) Investments made by AFC in the ordinary course of business in the form of loans, advances and extensions of credit; and

(xxi) Investments in connection with the Atlanta IRB Transaction.

If any Investment pursuant to clause (xvi) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not clause (xvi) above for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property, assets or substitute assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; provided, that liens incurred under the Senior Credit Facility or any Refinancing Indebtedness with respect thereto shall not be deemed to be permitted under this clause (f);

(g)(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(i) leases, subleases, licenses or sublicenses (including, without limitation, real property and intellectual property rights) to third parties;

(j) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i) (including Hedging Obligations related thereto), (b)(iv), (b)(v), (b)(vii), (b)(viii), or (b)(ix) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness Incurred in compliance with paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and Hedging Obligations related thereto, (3) the Senior Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, and (5) Indebtedness or other obligations of any Special Purpose Entity in connection with a Special Purpose Financing;

(k) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(l) Liens on Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(m) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(n) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets or replacements thereof (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate, other than Liens incurred in compliance with clause (j) above;

(o) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (4) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (5) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (6) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (7) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (8) on receivables (including related rights), (9) arising in connection with repurchase agreements permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness,” on assets that are the subject of such repurchase agreements or (10) Liens in favor of the Company or any Restricted Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor);

(p) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) and other obligations, which Indebtedness and other obligations do not exceed $50.0 million at any time outstanding;

(q) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(r) Liens securing the Senior Notes and Subsidiary Guarantees;

(s) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness,” provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 4.00 to 1.0;

(t) Liens on assets of Foreign Subsidiaries that secure the Indebtedness of Foreign Subsidiaries; and

(u) Liens securing any Indebtedness (including any Refinancing Indebtedness) Incurred in connection with the Atlanta IRB Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Equity Interests of any Person means Equity Interests of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Equity Interests of any Person owning such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Equity Interests shall be determined by the Company in good faith.

“Receivable” means an account, chattel paper, instrument, payment intangible or general intangible and any other right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, in each case as determined in accordance with GAAP, and all security interests or liens and rights in property subject thereto.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indentures shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with such Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in such Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness (a) constitutes Subordinated Obligations or Guarantor Subordinated Obligations, respectively, and (b) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Senior Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means any and all Taxes required to be paid by any Parent other than Taxes directly attributable to (i) the income of any entity other than any Parent, the Company or any of its Subsidiaries, (ii) owning stock or other equity interests of any corporation or other entity other than any Parent, the Company or any of its Subsidiaries or (iii) withholding taxes on payments actually made by any Parent other than to another Parent, the Company or any of its Subsidiaries.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clause (iii) of such definition).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Senior Credit Facility” or “Senior Credit Agreement” means the senior secured credit facilities entered into by KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, with Bear Stearns Corporate Lending Inc., as administrative agent, UBS Securities LLC, as syndication agent, and the lenders party thereto from time to time, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under one or more credit agreements, indentures (including the Indentures) or financing agreements or otherwise).

Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Subordinated Note Indenture” means that indenture, to be dated as of April 20, 2007, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, relating to the Senior Subordinated Notes.

“Senior Subordinated Notes” means $425.0 million in aggregate principal amount of 10% senior subordinated notes due 2015 issued by the Company pursuant to the Senior Subordinated Note Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity in a Financing Disposition.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing, but only to the extent that such amounts constitute Consolidated Interest Expense as defined in the applicable Indenture.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance (but not of collection) and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations of a Special Purpose Subsidiary (but not by the Company or any of its other Restricted Subsidiaries) in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the any Special Purpose Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and (y) any business or activities incidental or related to such business, and (b) is (i) designated as a “Special Purpose Subsidiary” by the Board of Directors or (ii) Automotive Finance Corporation, any of its subsidiaries or any successor entity thereto.

“Sponsor Agreements” means the Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, the Shareholders Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Registration Rights Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Financial Advisory Agreements, the Contribution Agreement, the Conversion Agreements, in each case, described in this Prospectus under the heading “Certain Relationships and Related Transactions”, the KAR Holdings Stock Incentive Plan described in this Prospectus under the heading “Management—Executive Compensation”, the Subscription Agreements dated on or prior to the Issue Date among by and among KAR Holdings II, LLC and each of the equity investors party thereto and certain members of management and their respective permitted affiliates or designees, as applicable, in each case, that will be making equity contributions to KAR Holdings II, LLC on or prior to the Issue Date and the Termination and Release Agreement dated as of the Issue Date by and among Axle Holdings II, LLC, Insurance Auto Auctions, Inc. and the other Persons party thereto pertaining to the matters described in the Prospectus under the heading “Certain Relationships and Related Transactions—IAAI Shareholders, Financial Advisory and Other Agreements to Be Terminated”, in each case, as in effect on the Issue Date, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original Sponsor Agreements as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the applicable Senior Notes pursuant to a written agreement.

“Subsidiary” of any Person means (x) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Equity Interests or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person or (y) any partnership, where more than 50% of the general partners of such partnership are owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors.” As used in the Indentures, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the applicable Senior Notes.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee. As used in the Indentures, “Subsidiary Guarantor” refers to a Subsidiary Guarantor of the applicable Senior Notes.

“Successor Company” shall have the meaning assigned thereto in clause (i) under “—Merger and Consolidation.”

“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar tax, charges or assessments.

“Tax Sharing Agreement” means any tax sharing, indemnity or similar agreement of which any Parent or any of its subsidiaries is or will be a party as in effect on the Issue Date, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original Tax Sharing Agreement as in effect on the Issue Date.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Affiliates), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (vii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (viii) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the Issue Date.

“Total Assets” means, as of any date of determination, the consolidated total assets of the Company and its Restricted Subsidiaries in accordance with GAAP, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended four fiscal quarters of the Company for which a calculation thereof is available.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Documents” means the Sponsor Agreements, the agreements relating to the Transactions (including, without limitation, the Acquisition Documentation), the financing thereof, or the services provided or to be provided in connection therewith (including pursuant to the Sponsor Agreements), and the various ancillary documents, commitment letters and agreements relating thereto.

“Transaction Costs” means the fees, costs and expenses (including all expenses related to management bonuses, severance payments or other employee related costs and expenses) payable by the Company or any of its Restricted Subsidiaries in connection with the transactions contemplated by the Transaction Documents, the Credit Agreement, the Indentures, the Senior Subordinated Note Indenture and any related agreements.

“Transactions” means the acquisition by the Company of ADESA, Inc. and Insurance Auto Auctions, Inc. and the related financings closing on or about the date thereof as described in this prospectus.

“Trustee” means the party named as such in the applicable Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by such Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, (ii) any Special Purpose Subsidiary that is designated by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (1) such newly designated Subsidiary (a) has no Indebtedness other than Non-Recourse Debt, (b) except as permitted by the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (2) (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 at the time of designation or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.” The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness.” Any such designation by the Board of Directors shall be evidenced to the applicable Trustee by promptly filing with such Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, pro vided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Equity Interests of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

The 10% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”) were issued under an Indenture, dated as of April 20, 2007 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended from time to time.

Except as set forth herein, the terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Senior Subordinated Notes.

Brief Description of the Senior Subordinated Notes

The Senior Subordinated Notes:

•	are general, senior subordinated obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Indebtedness under the Senior Credit Facility and the Senior Notes;

•	are unsecured;

•

are structurally subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Company’s Subsidiaries (other than Subsidiaries that are or become Subsidiary Guarantors pursuant to the provisions described below under “—Subsidiary guarantees”);

•	are limited to an aggregate principal amount of $425.0 million, subject to our ability to issue Additional Notes;

•	mature on May 1, 2015;

•	bear interest at the rate per annum from the most recent date to which interest has been paid or provided for;

•

were issued in minimum denominations of $2,000 or, if greater at the Issue Date, the dollar equivalent of €1,000 rounded up to the nearest $1,000 (the “Minimum Denomination”) and any integral multiple of $1,000 in excess thereof;

•

are represented by one or more registered Senior Subordinated Notes in global form, but in certain circumstances may be represented by Senior Subordinated Notes in definitive form. See “Book entry, Delivery and Form”;

•	are pari passu in right of payment with all future senior subordinated indebtedness of the Company; and

•

are unconditionally guaranteed on an senior subordinated basis by each of the Company’s current and future Subsidiaries that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility or the Senior Notes.

Because the Senior Subordinated Notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding-up of the Company or the Subsidiary Guarantors or upon default in payment with respect to, or the acceleration of, any Indebtedness under our senior secured credit facility or other secured indebtedness, the assets of the Company and the Subsidiary Guarantors that secure other secured indebtedness will be available to pay obligations on the Senior Subordinated Notes and the Guarantees only after all Indebtedness under such other secured indebtedness has been repaid in full from such assets.

Principal, Maturity and Interest

Senior Subordinated Notes

The Senior Subordinated Notes were issued in an aggregate principal amount of $425.0 million. In January 2010, in connection with the closing of a cash tender offer for a portion of the Senior Subordinated Notes and the Senior Notes, the Company prepaid approximately $225.6 million principal amount of the Senior Subordinated Notes with proceeds received from the Company’s initial public offering of common stock (including the partial exercise of the underwriters’ option to purchase additional shares). Additionally, in December 2010, in connection with the closing of a cash tender offer for a portion of the Senior Subordinated Notes and the Fixed Rate Senior Notes, the Company prepaid approximately $68.3 million principal amount of the Senior Subordinated Notes with available cash. The Senior Subordinated Notes mature on May 1, 2015. Each Note bears interest at the rate per annum from the most recent date to which interest has been paid or provided for.

Interest on the Senior Subordinated Notes is payable semiannually in cash to Holders of record at the close of business on April 15 and October 15 immediately preceding the interest payment date, on May 1 and November 1 of each year, commencing November 1, 2007. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months and accrue from the date of original issuance.

Additional securities may be issued under the Indenture in one or more series from time to time (“Additional Notes”), subject to the limitations set forth under “—Certain Covenants—Limitation on Indebtedness,” which will vote as a class with the Senior Subordinated Notes and will be treated as a single class with the Senior Subordinated Notes for all purposes under the Indenture.

Other terms

Principal of, and premium, if any, and interest on, the Senior Subordinated Notes are payable, and Senior Subordinated Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which shall initially be the corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of Senior Subordinated Notes as such address appears in the Note Register.

Optional Redemption

The Senior Subordinated Notes are redeemable, at the Company’s option, at any time prior to maturity at varying redemption prices in accordance with the provisions set forth below.

The Senior Subordinated Notes are redeemable, at the Company’s option, in whole or in part, at any time and from time to time on or after May 1, 2011, and prior to maturity at the redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Senior Subordinated Notes are so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Redemption Period	Price
2011	105.000%
2012	102.500%
2013	100.000%
2014 and thereafter	100.000%

In addition, the Indenture provides that at any time and from time to time on or prior to May 1, 2010, the Company, at its option, may redeem Senior Subordinated Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Senior Subordinated Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 110.000%, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Senior Subordinated Notes equal to at least 50% of the original aggregate principal amount of Senior Subordinated Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption of Senior Subordinated Notes.

Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to May 1, 2011, the Senior Subordinated Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on May 1, 2011, such redemption price being that described in the second paragraph of this “Optional Redemption” section plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest through the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date; as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2011; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

In the case of any partial redemption, selection of the Senior Subordinated Notes for redemption will be made by the Trustee on a pro rata basis, or, to the extent a pro rata basis is not permitted, by such other method as the Trustee shall deem to be fair and appropriate, although no Senior Subordinated Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note.

Subsidiary Guarantees

The Company will cause each Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility or the Senior Notes to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Senior Subordinated Notes, whereupon such Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary or other Person that is not a Subsidiary Guarantor to guarantee payment of the Senior Subordinated Notes and become a Subsidiary Guarantor.

Each Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably, fully and unconditionally Guarantee, on an unsecured senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Senior Subordinated Notes, whether for principal of or interest on the Senior Subordinated Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”). Each Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under a Guarantee.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Bank Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Senior Subordinated Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under their Guarantees, and such Guarantees shall thereupon terminate and be discharged and of no further force or effect, (i) in the case of a Subsidiary Guarantor, concurrently with any direct or indirect sale or disposition (by merger, consolidation or otherwise) of any Subsidiary Guarantor or any interest therein not prohibited by the terms of the Indenture (including the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Merger and Consolidation”) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior

Credit Facility and the Senior Notes (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated), (iii) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or another Guarantor, (iv) concurrently with a Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Senior Subordinated Notes then outstanding. In addition, the Company will have the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facility or the Senior Notes to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Senior Subordinated Notes to reflect any such Guarantee or any such release, termination or discharge.

Ranking

The indebtedness evidenced by the Senior Subordinated Notes (a) is unsecured senior subordinated indebtedness of the Company, (b) is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including the obligations of the Company under the Senior Credit Facility and the Senior Notes, (c) ranks pari passu in right of payment with all future senior subordinated indebtedness of the Company and (d) is senior in right of payment to all future Subordinated Obligations of the Company to the extent set forth in the instrument containing the applicable subordination agreement. The Senior Subordinated Notes are unsecured. In the event of a bankruptcy or insolvency, the Company’s secured lenders will have a prior secured claim to any collateral securing the debt owed to them.

Each Subsidiary Guarantee (a) is unsecured senior subordinated indebtedness of the applicable Subsidiary Guarantor, (b) is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the applicable Subsidiary Guarantor, including its obligations, if any, under the Senior Credit Facility and the Senior Notes, (c) ranks pari passu in right of payment with all future senior subordinated indebtedness of such Person and (d) is senior in right of payment to all future Guarantor Subordinated Obligations of such Person to the extent set forth in the instrument containing the applicable subordination agreement. Each Subsidiary Guarantee is unsecured. In the event of a bankruptcy or insolvency, the secured lenders of each Subsidiary Guarantor will have a prior secured claim to any collateral securing the debt owed to them.

A substantial part of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Senior Subordinated Notes, unless such Subsidiary is a Subsidiary Guarantor with respect to the Senior Subordinated Notes. The Senior Subordinated Notes, therefore, will be “structurally” subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, if any, therefore, will be “structurally” subordinated to creditors

(including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications.

Subordination of the Senior Subordinated Notes

Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Senior Subordinated Notes and the Subsidiary Guarantees in accordance with the provisions of the Indenture. The Senior Subordinated Notes and Subsidiary Guarantees will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

We agreed in the Indenture that the Company and the Subsidiary Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to the Senior Subordinated Notes or the applicable Subsidiary Guarantee. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such Senior Indebtedness have entered into intercreditor or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Neither the Company nor any Subsidiary Guarantor will be permitted to pay principal of, premium, if any, or interest on the Senior Subordinated Notes (or pay any other Obligations relating to the Senior Subordinated Notes, including Special Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, “pay the Senior Subordinated Notes”) other than in the form of Permitted Junior Securities if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace or cure period); or

(2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash. Regardless of the foregoing, the Company is permitted to pay the Senior Subordinated Notes if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company will not be permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company and related Subsidiary Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Company (other than the holders of Indebtedness under the Senior Credit Facility), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice (including by a Representative of holders of Indebtedness under the Senior Credit Facility) unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In the event of any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

(1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Senior Subordinated Notes are entitled to receive any payment;

(2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders of the Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Senior Subordinated Notes will be required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facility, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Company is outstanding, neither the Company nor any Subsidiary Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the Company of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Indenture otherwise permits payment at that time.

Each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee will be senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company’ obligations under the Senior Subordinated Notes apply equally to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Holders of the Senior Subordinated Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Senior Subordinated Notes. See “Risk Factors—Risks Related to the Notes—Your right to receive payments on the Senior Subordinated Notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the Senior Subordinated Notes are junior to all of our guarantors’ existing indebtedness and possibly to all their future borrowings.”

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under “Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Change of Control

Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Senior Subordinated Notes will have the right to require the Company to repurchase all or any part of such Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Senior Subordinated Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Senior Subordinated Notes as described under “—Optional Redemption.”

The term “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”;

(ii) the Company or the Parent merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted

Subsidiaries, taken as a whole, to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or

(iii) during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the Board of Directors of the Company (together with any new members thereof whose election by such Board of Directors or whose nomination for election by holders of Equity Interests of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

Unless the Company has exercised its right to redeem all the Senior Subordinated Notes as described under “—Optional Redemption,” the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Senior Subordinated Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the applicable redemption price.

To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Change of Control” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The Senior Credit Agreement and the Senior Notes will, and the agreements governing future Indebtedness of the Company may, prohibit or limit the Company from repurchasing the Senior Subordinated Notes upon a Change of Control unless the Indebtedness governed by such Senior Credit Agreement, the Senior Notes or the agreements governing such future Indebtedness, as the case may be, has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Senior Subordinated Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Senior Subordinated Notes, the Company could seek the consent of its lenders and the holders of Senior Indebtedness to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Company’s failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Senior Subordinated Notes under certain circumstances. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company’s obligation to make an offer to purchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes. As described above under “—Optional Redemption,” the Company also has the right to redeem the Senior Subordinated Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

The definition of Change of Control includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the Senior Subordinated Notes have the right to require the Company to repurchase the Senior Subordinated Notes.

Certain Covenants

The Indenture contains covenants including, among others, the covenants as described below.

Limitation on Indebtedness

The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred by the Company or any Subsidiary Guarantor other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to $2,090.0 million;

(ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Equity Interests of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii) at the time of such issuance, transfer or other event;

(iii) Indebtedness of the Company and the Subsidiary Guarantors represented by the Senior Subordinated Notes and the subsidiary guarantees thereof by the Subsidiary Guarantors, the Senior Notes, the subsidiary guarantees thereof by the Subsidiary Guarantors, any Indebtedness (other than the Indebtedness described in clause (b)(ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b)(iii) or paragraph (a) above;

(iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto in an aggregate outstanding principal amount at any time not to exceed the greater of (x) $75.0 million or (y) an amount equal to 2.0% of Total Assets;

(v) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

(vi)(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”), or (B) without limiting the covenant described under “—Limitation on Liens,” Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “—Limitation on Indebtedness”);

(vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within fifteen Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) deductible obligations, self-insurance obligations, re-insurance obligations, completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (B) Hedging

Obligations entered into for bona fide hedging purposes (including, without limitation, to protect the Company or any Restricted Subsidiary from fluctuations in currency exchange rates) that are incurred in the ordinary course of business, or (C) the financing of insurance premiums in the ordinary course of business, or (D) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse, and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

(x) Indebtedness (including any Refinancing Indebtedness with respect any Indebtedness Incurred pursuant to this clause (x)) (x) of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary or (y) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets; provided that either:

(1) after giving effect to such acquisition, merger or consolidation, either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in paragraph (a) of this covenant; or

(B) the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(2) such Indebtedness (i) is not Secured Indebtedness and constitutes Subordinated Obligations or Guarantor Subordinated Obligations, (ii) is not incurred while a Default exists and no Default shall result therefrom, (iii) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Senior Subordinated Notes, and (iv) in the case of sub-clause (x) above only, is not incurred in contemplation of such acquisition, merger or consolidation;

provided that the aggregate principal amount of Indebtedness (excluding any Indebtedness Incurred pursuant to this clause (b)(x) that was not incurred to finance the acquisition of any Person or assets) at any time outstanding Incurred under this clause (b)(x) (including any Refinancing Indebtedness with respect thereto) by any Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million in the aggregate;

(xi) in addition to the items referred to in clauses (b)(i) through (b)(x) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate outstanding principal amount at any time not to exceed an amount equal to the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(xii) Indebtedness of one or more Foreign Subsidiaries and guarantees thereof by the Company in an aggregate outstanding principal amount at any time not to exceed an amount equal to the greater of (x) the sum of (1) $50.0 million for Foreign Subsidiaries and (2) $25.0 million for Canadian Subsidiaries or (y) 2.00% of Total Assets;

(xiii) Indebtedness in connection with the Atlanta IRB Transaction and any Refinancing Indebtedness with respect thereto;

(xiv) Indebtedness consisting of promissory notes issued to present or former officers, directors or employees of any the Company or any Restricted Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise to finance the purchase or redemption of Equity Interests of the Company or any Parent, to the extent the applicable Restricted Payment is permitted by clause (b)(x) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(xv) Indebtedness of the Company or any Restricted Subsidiary equal to 200.0% of the Net Cash Proceeds received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) after the Issue Date as determined in accordance with clause (a)(3)(B) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” to the extent such Net Cash Proceeds have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (i) and (ii) of the definition thereof); and

(xvi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause), and may reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; (iii) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (i) of paragraph (b) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included; and (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides as follows:

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Equity Interests (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Equity Interests on no more than a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on the first day of the Company’s fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which Consolidated Financial Statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B) 100% of the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary of Indebtedness that shall have been converted into or exchanged after the Issue Date for Equity Interests of the Company or any Parent (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange; provided that this clause (B) shall not include such Net Cash Proceeds to the extent that the Company or any of its Restricted Subsidiaries Incurs Indebtedness pursuant to clause (b)(xv) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” based on such Net Cash Proceeds;

(C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (vii) of the following paragraph (b) (but only to the extent such amount is not included in Consolidated Net Income), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

(b) The provisions of the foregoing paragraph (a) do not prohibit any of the following, so long as a Default shall not have occurred and be continuing (or would result therefrom) (each, a “Permitted Payment”):

(i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Equity Interests of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent, or within 45 days, issuance or sale of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Restricted Subsidiary) or a substantially concurrent, or within 45 days, capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a);

(ii)(A) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on Indebtedness,” (x) from Net Available Cash to the extent permitted by the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”, and, if required, purchased all Senior Subordinated Notes tendered pursuant to the offer to repurchase all the Senior Subordinated Notes required thereby prior to purchasing or repaying such Subordinated Obligations (y) following the occurrence of a Change of Control (or other similar event described therein as a “Change of Control”), but only if the Company shall have complied with the covenant described under “—Change of Control” and, if required thereby, purchased all Senior Subordinated Notes tendered pursuant to the offer to repurchase all the Senior Subordinated Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness or (B) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent, or within 45 days, issuance or sale of, Disqualified Stock of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “—Limitation on Indebtedness”;

(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

(iv) the declaration and payment of dividends on the Company’s common stock following the first public Equity Offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received or contributed by the Company in or from any such Equity Offering;

(v) notwithstanding the existence of any Default or Event of Default, loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to permit such Parent to make payments pursuant to (A) any Tax Sharing Agreement, or (B) to pay or permit any Parent to pay (1) any Parent Expenses or (2) any Related Taxes;

(vi) payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Equity Interests of the Company or any Parent in lieu of issuance of fractional shares of such Equity Interests, not to exceed $5.0 million in the aggregate outstanding at any time;

(vii) dividends or other distributions of Equity Interests, Indebtedness or other securities of Unrestricted Subsidiaries;

(viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “Certain Covenants—Limitation on Indebtedness” above;

(ix) Restricted Payments (including loans and advances) in an aggregate amount outstanding at any time not exceeding an amount (net of repayments of such loans or advances) equal to the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(x) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary or any Parent held by any existing or former employees or management or directors of the Company or any Parent or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with (x) the death or disability of such employee, manager or director or (y) the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that in the case of clause (y) such redemptions or repurchases pursuant to such clause will not exceed $20.0 million in the aggregate during any twelve-month period (which shall increase to $40.0 million subsequent to the consummation of an underwritten public Equity Offering) plus the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance of such Equity Interests or equity appreciation rights to, or the exercise of options, warrants or other rights to purchase or acquire Equity Interests of the Company by, any current or former director, officer or employee of the Company or any Restricted Subsidiary or from “key man” life insurance policies which are used to make such redemptions or repurchases; provided that the amount of such Net Cash Proceeds received by the Company and utilized pursuant to this clause (x) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (a)(3)(B) of the preceding paragraph; and provided, further, that unused amounts available pursuant to this clause (x) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twenty-four-month period; and

(xi) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represents (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(xii) Restricted Payments made pursuant to, or contemplated by, or made to any Parent to permit any Parent to perform its obligations under, the Transactions, including the provisions of any Transaction Document as in effect on the Issue Date, and as the same may be amended or replaced so long as such amendment or replacement that is not materially more disadvantageous to the Holders than the original Transaction Document as in effect on the Issue Date;

(xiii) repurchases by the Company or any Restricted Subsidiary of all (but not less than all), excluding directors’ qualifying shares, of the Equity Interests or other ownership interests in a Subsidiary of the Company which Equity Interests or other ownership interests were not theretofore owned by the Company or a Restricted Subsidiary of the Company;

(xiv) payments by the Company or any Restricted Subsidiary pursuant to its guarantee of AFC’s customary servicing obligations in connection with the Receivables Purchase Agreement; and

(xv) Restricted Payments that are made with Excluded Contributions;

provided, that (A) in the case of clauses (iii), (iv), (v)(B), and (vi), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments (but only to the extent such amount was not included as an expense in the calculation of Consolidated Net Income), and (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Equity Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(1) pursuant to any agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Senior Subordinated Notes, the Senior Note Indentures, the Senior Notes, the Senior Credit Facility or any other Credit Facility;

(2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any

Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(3) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Senior Subordinated Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(4)(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases, sale and leaseback agreements, asset sale agreements and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;

(5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(6) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

(7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on indebtedness” (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not less favorable to the Holders of the Senior Subordinated Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Senior Subordinated Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Senior Subordinated Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness or (B) of, or relating to Indebtedness of or a Financing Disposition by or to or in favor of, any Special Purpose Entity.

Limitation on Sales of Assets and Subsidiary Stock

The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration);

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A) first, either (x) to the extent the Company elects (or is required by the terms of (1) any Senior Indebtedness, (2) any secured Indebtedness of the Company or any Subsidiary Guarantor or (3) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 360 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 360 days to complete, the period of time necessary to complete such project;

(B) second, if the balance of such Net Available Cash after application in accordance with clause (A) (and after the expiration of the maximum period for such application permitted by clause (A)) above exceeds $20.0 million, (such balance, the “Excess Proceeds”), to the extent of such Excess Proceeds, to make an offer to purchase Senior Subordinated Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of Senior Subordinated Notes or other Senior Subordinated Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Senior Subordinated Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Senior Subordinated Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Senior Subordinated Notes and the denominator of which is the sum of the outstanding principal amount of the Senior Subordinated Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Senior Subordinated Notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary and (6) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 1.25% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Senior Subordinated Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Senior Subordinated Notes tendered pursuant to an offer by the Company for the Senior Subordinated Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Senior Subordinated Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Senior Subordinated Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Senior Subordinated Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount.

(c) Pending the final application of any Net Proceeds pursuant to this covenant, such Net Available Cash may be applied to temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

(d) To the extent that the provisions of any securities laws or regulations conflict with provisions of this “Limitation on Sales of Assets and Subsidiary Stock” covenant, the Company may comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

The Senior Credit Facility and the Senior Notes will prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may prohibit or limit, the Company from purchasing any Senior Subordinated Notes pursuant to this covenant. In the event the Company is prohibited from purchasing the Senior Subordinated Notes, the Company could seek the consent of its lenders and the holders of Senior Indebtedness to the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Company’s failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Senior Subordinated Notes under certain circumstances.

Limitation on Transactions with Affiliates

The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(i) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are, taken as a whole, fair and reasonable to the Company or such Restricted Subsidiary; and

(ii) if such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, the Company or such Restricted Subsidiary receives an opinion in customary form from a nationally recognized appraisal or investment banking firm to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b) The provisions of the preceding paragraph (a) will not apply to:

(i) any Restricted Payment Transaction;

(ii)(1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (4) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(iii) any transaction with, including an Investment in, the Company or any Restricted Subsidiary;

(iv) any transaction arising out of and any payments made pursuant to agreements or instruments in existence on the Issue Date (other than any Tax Sharing Agreement referred to in clause (b)(vi) of this covenant), including, without limitation, the Transaction Documents, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original agreement or instrument as in effect on the Issue Date;

(v) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity;

(vi) the execution, delivery and performance of any Tax Sharing Agreement;

(vii) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company (and the granting of registration rights or other customary rights in connection therewith) or capital contribution to the Company;

(viii) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, where such Affiliates hold less Indebtedness or Equity Interests than non-Affiliates and such Affiliates receive the same consideration as non-Affiliates in such transactions;

(ix) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(x) transactions between the Company or any Restricted Subsidiary and any Special Purpose Subsidiary in connection with a Financing Disposition or a Special Purpose Financing, provided that such transactions are not otherwise prohibited by the Indenture;

(xi) transactions exclusively between or among the Company and any of its Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(xii) transactions involving aggregate consideration not to exceed $1.0 million;

(xiii) payments by the Company or any Restricted Subsidiary to any Permitted Holder or any of its affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisition or divestitures, which payments are approved by a majority of the members of the Board of Directors; and

(xiv) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or that are on terms at least as favorable to the Company and its Restricted Subsidiaries as might reasonably have been obtained at such time from an unaffiliated party, or that are considered fair to the Company and its Restricted Subsidiaries in the view of a majority of the members of the Board of Directors or the senior management of the Company.

Limitation on Liens

The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Equity Interests of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Senior Subordinated Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Senior Subordinated Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under “—Merger and consolidation” below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Equity Interests held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Future Subsidiary Guarantors

As set forth more particularly under “—Subsidiary Guarantees,” the Indenture provides that the Company will cause each Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facility or the Senior Notes to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Senior Subordinated Notes, whereupon such Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Senior Subordinated Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Senior Subordinated Notes. See “—Subsidiary Guarantees.”

Limitation on Layering

The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Senior Subordinated Notes or such Subsidiary Guarantor’s Subsidiary Guarantee of the Senior Subordinated Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Senior Subordinated Notes or such Subsidiary Guarantor’s Subsidiary Guarantee of the Senior Subordinated Notes, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such Senior Indebtedness have entered into intercreditor or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SEC Reports

The Indenture provides that, following consummation of the exchange offer, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as any Senior Subordinated Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject within the time periods specified above. The Company will also, within 15 days after the time periods specified above, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed.

The Company will be deemed to have satisfied the requirements of this covenant if any Parent files with the SEC and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods specified by the applicable rules and regulations of the SEC, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company will comply with the other provisions of TIA § 314(a).

Notwithstanding the foregoing, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time periods specified above, the financial information (including a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus. Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (v) under “—Defaults” until 120 days after the date any report required to be provided by this covenant is due.

Merger and Consolidation

The Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Senior Subordinated Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this covenant, provided that (x) in giving such opinion such counsel may assume compliance with the foregoing clauses (ii) and (iii) to the extent such opinion would otherwise be required to address financial matters or tests and, as to any matters of fact, may rely on an Officer’s Certificate, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Person that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness.”

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Senior Subordinated Notes.

Clauses (ii) and (iii) of the first paragraph of this “Merger and Consolidation” covenant will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges with or into or conveys or transfers all or part of its assets to the Company or (2) the Company consolidates with or merges with or into or conveys or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Equity Interests of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Defaults

An Event of Default is defined in the Indenture as:

(i) a default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the first paragraph of the covenant described under “—Merger and Consolidation” above;

(iv) the failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice with any of its obligations under the covenant described under “—Change of Control” above (other than a failure to purchase Senior Subordinated Notes);

(v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Senior Subordinated Notes or the Indenture;

(vi) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent;

(vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the “bankruptcy provisions”);

(viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the “judgment default provision”); or

(ix) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any applicable Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Senior Subordinated Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Senior Subordinated Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all Senior Subordinated Notes to be due and payable; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facility or any series of Senior Notes shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facility and the Senior Notes; or

(2) five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent under the Senior Credit Facility and the trustee under any Senior Notes.

Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Senior Subordinated Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences. In the event of any Default or Event of Default specified in clause (vi) above, such Default or Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall not be deemed to have occurred and shall be annulled, waived and rescinded automatically, in each case, without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Senior Subordinated Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under either Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after an Officer of the Company becomes aware of the occurrence thereof, written notice of any event that would constitute a Default, its status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding and any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date at which any Note may be redeemed as described under “—Optional Redemption” above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Senior Subordinated Notes, (vii) release any Subsidiary Guarantor from any of its obligations under the Indenture, except in accordance with the terms of the Indenture or (viii) make any change in the amendment or waiver provisions described in this sentence. In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affect the rights of the Holders of the Senior Subordinated Notes will require the consent of the Holders of at least 75% in aggregate principal amount of the Senior Subordinated Notes then outstanding.

Without the consent of any Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend the Indenture to cure or reform any ambiguity, mistake, manifest error, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the Indenture, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to add Guarantees with respect to the Senior Subordinated Notes, to secure the Senior Subordinated Notes, to confirm and evidence the release, termination or discharge of any

Guarantee or Lien with respect to or securing the Senior Subordinated Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Senior Subordinated Notes, to conform the text of the Indenture, the Senior Subordinated Notes or any Subsidiary Guarantee to any provision of this “Description of Senior Subordinated Notes,” to increase the minimum denomination of Senior Subordinated Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Note in part), to provide additional rights or benefits to the Holders or make any change that does not materially adversely affect the rights of any Holder, to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture, to provide for the appointment of a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to Trustee that the Holders of the requisite principal amount of Senior Subordinated Notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

The Company at any time may terminate all its obligations under the Senior Subordinated Notes and the Indenture (“legal defeasance”), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Senior Subordinated Notes, to replace mutilated, destroyed, lost or stolen Senior Subordinated Notes and to maintain a registrar and paying agent in respect of the Senior Subordinated Notes. The Company at any time may terminate its obligations under certain covenants under an Indenture, including the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the default provisions relating to such covenants described under “—Defaults” above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above, and the limitations contained in clauses (iii), (iv) and (v) under “—Merger and Consolidation” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and any security then securing the Senior Subordinated Notes will be automatically released.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under “—Certain Covenants” above), (vi), (vii), (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (viii) or (ix) under “—Defaults” above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under “—Merger and Consolidation” above.

Either defeasance option may be exercised prior to any redemption date or to the maturity date for the Senior Subordinated Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Senior Subordinated Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Senior Subordinated Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at its Stated Maturity within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the Indenture) as to all outstanding Senior Subordinated Notes when (i) either (a) all Senior Subordinated Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Senior Subordinated Notes, and certain Senior Subordinated Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation or (b) all Senior Subordinated Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Senior Subordinated Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to, but not including, the date of redemption or their Stated Maturity, as the case may be; (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of such Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, equity holder, member or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Senior Subordinated Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Senior Subordinated Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and is appointed by the Company as Registrar and Paying Agent with regard to the Senior Subordinated Notes.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the TIA will impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

A Noteholder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Senior Subordinated Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Senior Subordinated Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

The Indenture provides that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana, USA, 46032, Attention: Secretary.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition” means the Merger and all related transactions contemplated by the Acquisition Documentation.

“Acquisition Documentation” means, collectively, the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into to effectuate the Merger.

“AFC” means Automotive Finance Corporation, any of its Subsidiaries, and any successor entity thereto.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Equity Interests) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Equity Interests of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (iv) Equity Interests of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition of shares of Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a sale or other disposition in the ordinary course of business, including, without limitation, sales or dispositions of used, worn-out or obsolete property and assets and property and assets that are not useful in the business of the Company or any Restricted Subsidiary, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under “—Merger and Consolidation” or any disposition that constitutes a Change of Control, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (ix) any financing transaction with respect to any existing property or any property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/ leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xi) any disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) any disposition or series of related dispositions for aggregate consideration not to exceed $10.0 million, (xiv) the creation of a Permitted Lien and dispositions in connection with Permitted Liens, (xv) dispositions of Investments or receivables, in each case in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings, (xvi) the unwinding of any Hedging Obligation, (xvii) the licensing of any intellectual property or (xviii) the Excluded Assets.

“Atlanta IRB Transaction” means the transactions entered into by ADESA Atlanta, LLC with the Development Authority of Fulton County, Georgia in connection with a wholesale automobile auction facility located in Fulton, Georgia.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Canadian Subsidiary” means any Foreign Subsidiary that is organized under the laws of Canada or any province or subdivision thereof.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having a credit rating of “AA” or better at the time of acquisition from either S&P or Moody’s, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under a Senior Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), provided, however, that time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances in an aggregate amount not to exceed $2,000,000 may be maintained at any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) that does not satisfy the capital and surplus requirements and rating requirements set forth in this clause (c), (d) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (f) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which Consolidated Financial Statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date); provided, that

(1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and

(5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings, synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for any period:

(a) Consolidated Net Income for such period plus,

(b) without duplication and to the extent reflected as a charge in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of the Company or alternative taxes imposed as reflected in the provision for income taxes in the Company’s consolidated financial statements;

(ii) interest expense, amortization or write-off of debt discount and debt issuance costs, and commissions, discounts and other fees and charges associated with Indebtedness (including the Senior Subordinated Notes);

(iii) depreciation and amortization expense;

(iv) amortization of intangibles (including goodwill) and organization costs;

(v) any extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash);

(vi) any cash compensation expense relating to the cancellation or retirement of stock options in connection with the Acquisition in an aggregate amount not to exceed $25.0 million;

(vii) non-cash compensation expenses from stock, options to purchase stock and stock appreciation rights issued to the management of the Company;

(viii) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its Restricted Subsidiaries for such period (including deferred rent but excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made;

(ix) no more than $5.0 million accrued in any fiscal year for payment to the Permitted Holders in respect of management, monitoring, consulting and advisory fees plus any related expenses and other amounts paid to the Permitted Holders to the extent permitted pursuant to clause (b)(ii) of the covenant described under “Certain Covenants—Limitation on Transactions with Affiliates”;

(x) any impairment charges, write-off, depreciation or amortization of intangibles arising pursuant to SFAS 141 or to SFAS 142 and any other non-cash charges resulting from purchase accounting;

(xi) any reduction in revenue resulting from the purchase accounting effects of adjustments to deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries), as a result of the Acquisition, any acquisition consummated prior to the Issue Date or any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person;

(xii) any loss realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person;

(xiii) any unrealized losses in respect of Hedging Obligations;

(xiv) any unrealized foreign currency translation losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(xv) the amount of any minority expense net of dividends and distributions paid to the holders of such minority interest;

(xvi) any costs, fees and expenses associated with the consolidation of the salvage operations of the Company and its Restricted Subsidiaries as described in this Prospectus;

(xvii) any costs, fees and expenses associated with the cost reduction, operational restructuring and business improvement efforts of any consulting firm engaged by the Company or its Restricted Subsidiaries to perform such service;

(xviii) any charges, costs, fees and expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts of the Company and its Restricted Subsidiaries; and

(xix) any costs, fees and expenses related to the Acquisition and any other costs, fees and expenses incurred in connection with any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person; minus

(c) to the extent included in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) interest income;

(ii) any extraordinary, unusual or non-recurring income or gains whether or not included as a separate item in the statement of Consolidated Net Income;

(iii) all non-cash gains on the sale or disposition of any property other than inventory sold in the ordinary course of business;

(iv) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (b)(viii) above);

(v) any gain realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person;

(vi) any unrealized gains in respect of Hedging Obligations; and

(vii) any unrealized foreign currency translation gains in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, all as determined on a consolidated basis; plus

(d) the annualized impact of buyer fee increases on any business acquired in any acquisition by purchase or otherwise of all or substantially all of the business, assets or Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Coverage Ratio, (i) if at any time during such Reference Period the Company or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto, as if such Material Acquisition occurred on the first day of such Reference Period, and, in the case of any Material Acquisition other than the Acquisition, Consolidated EBITDA may be increased by adding back any cost savings related thereto expected to be realized within 365 days of such Material Acquisition and all costs incurred to achieve such cost savings. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $5,000,000.

Notwithstanding the foregoing, (a) Consolidated EBITDA shall be deemed to be $102,900,000, $99,400,000, $88,100,000 and $80,700,000, respectively, for the fiscal quarters ending on or about March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, subject to the adjustments provided for in clauses (b) and (c) of this paragraph, (b) in determining Consolidated EBITDA at any time on or before June 30, 2007, Consolidated EBITDA will be increased by $10,500,000 on account of anticipated cost savings related to the combination of the salvage auction businesses of Insurance Auto Auctions, Inc. and ADESA, Inc. as reflected in this Prospectus, and (c) in determining Consolidated EBITDA at any time after June 30, 2007 and on or before June 30, 2008, Consolidated EBITDA will be increased by the difference between $10,500,000 and the cumulative amount of all such cost savings referred to in clause (b) that have been realized prior to such time.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii) solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (w) restrictions that have been waived or otherwise released, (x) restrictions pursuant to the Senior Subordinated Notes or the Indenture, (y) restrictions pursuant to the Senior Notes or the Senior Note Indentures and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors);

(iv) the cumulative effect of a change in accounting principles;

(v) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(vi) any unrealized gains or losses in respect of Currency Agreements;

(vii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(viii) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

(ix) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(x) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments); and

(xi) any item classified as an extraordinary, unusual or non-recurring gain, loss or charge, including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than the Senior Subordinated Notes) as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under “—Certain Covenants—Limitation on Indebtedness.”

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Facilities” means one or more of (i) the Senior Credit Facility, and (ii) any other facilities, agreements, indentures or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans or receivables (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, debentures, notes financing agreements or other Credit Facilities or through the sale of debt securities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or of which it is a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facility;

(2) any Indebtedness outstanding under the Senior Note Indentures; and

(3) any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $35.0 million or more and that has been designated by the Company as “Designated Senior Indebtedness.”

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Equity Interests of the Company or any Parent or any options, warrants or other rights in respect of such Equity Interests.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means, with respect to any Person, any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “Change of Control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “Change of Control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Senior Subordinated Notes.

“Equity Interests” of any Person means any and all shares of, rights to purchase, warrants, options, profits, interests, equity appreciation rights or other rights to acquire or purchase, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, any such equity).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means the properties of the Company located at (i) Atlanta (Old Site), 300 Raymond Hill Road, Newnan, GA; (ii) Dallas, 1224 East Big Town Blvd., Mesquite, TX 75149, (iii) Fremont, 6700 Stevenson Blvd., Fremont, CA 94538; (iv) Kansas City, 101 Southwest Oldham Pkwy, Lee’s Summit, MO 64081 and (v) Phoenix, 400 North Beck Avenue, Chandler, AZ 85226.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Equity Interests (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in paragraph (a) of “—Limitation on Restricted Payments.”

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, Receivables by the Company or any Restricted Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with a financing by a Special Purpose Entity or in connection with the Incurrence by a Special Purpose Entity of Indebtedness or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets, in each case, for the Fair Market Value thereof.

“Fixed Rate Senior Notes” means $450.0 million in aggregate principal amount of 8 3/4% senior notes due 2014 issued by the Company pursuant to the Fixed Rate Senior Note Indenture.

“Fixed Rate Senior Note Indenture” means that indenture, to be dated as of April 20, 2007, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, relating to the Fixed Rate Senior Notes.

“Floating Rate Senior Notes” means $150.0 million in aggregate principal amount of floating rate senior notes due 2014 issued by the Company pursuant to the Floating Rate Senior Note Indenture.

“Floating Rate Senior Note Indenture” means that indenture, to be dated as of April 20, 2007, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, relating to the Floating Rate Senior Notes.

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Total Indebtedness” and “Total Assets,” all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity to the extent possible with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” or “Noteholder” means the Person in whose name a Senior Subordinated Note is registered in the Note Register.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money;

(ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) the principal component of all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (except to the extent such reimbursement obligation relates to a Trade Payable or similar liability and such obligation is satisfied within 30 days of Incurrence);

(iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables and other accrued current liabilities arising in the ordinary course of business), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Equity Interest, or if less (or if such Equity Interest has no such fixed price), to the involuntary redemption, repayment or repurchase price thereof calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Equity Interest, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Equity Interest);

(vii) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;

(viii) the principal component of Indebtedness of other Persons, to the extent Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided, however, that Indebtedness shall not include (A) any obligation of the Company or any Subsidiary in respect of the Transaction Documents (other than the Credit Agreement, the Senior Subordinated Notes, the Senior Notes, the Senior Note Indentures and the Indenture), (B) any liability for Federal, state, provincial, foreign, local or other taxes owed or owing by such Person, (C) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future, (D) Trade Payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (E) prepaid or deferred revenue arising in the ordinary course of business, (F) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (G) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such Person.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means April 20, 2007.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving- related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $10.0 million in the aggregate outstanding at any time.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 22, 2006 by and among KAR Holdings II, LLC, the Company, KAR Acquisition, Inc. and ADESA, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Merger” means the merger of KAR Acquisition, Inc. with and into the Company, with the Company continuing as the surviving corporation.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means an amount equal to all cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities, (v) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (vi) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company, in either case in respect of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means an amount equal to all the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to the Company or any other obligor upon the Senior Subordinated Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Senior Subordinated Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Parent or the Trustee.

“Parent” means KAR Holdings II, LLC and any Other Parent and any other Person that is a Subsidiary of any Other Parent and of which the Company is a Subsidiary. As used herein, “Other Parent” means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture, the Senior Note Indentures or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) an aggregate amount not to exceed $10.0 million in any fiscal year to permit any Parent to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for any Parent or for both such Parent and the Company, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iv) other operational and tax expenses of any Parent incurred on behalf of the Company in the ordinary course of business, including obligations in respect of director and officer insurance (including premiums therefor); it being understood that, for purposes of this definition, all operational and tax expenses of the Parent are deemed to be incurred on behalf of the Company if the Company’s activities represent substantially all of the operating activities of the Parent and all of its Subsidiaries, (v) fees and expenses payable by any Parent in connection with the Transactions, and (vi) fees and expenses incurred by any Parent in connection with any offering of Equity Interests or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Holder” means each of (i) Kelso & Company, L.P. and its Affiliates, (ii) GS Capital Partners VI, L.P. and its related GS VI co-investment funds and their Affiliates, (iii) ValueAct Capital Master Fund, L.P. and its Affiliates, (iv) Parthenon Investors LLC and its Affiliates and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Voting Stock of any Parent or the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 1 3d-3 and 1 3d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary, so long as such Person is primarily engaged in a Related Business;

(ii) another Person that is engaged primarily in a Related Business if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(iii) Temporary Cash Investments or Cash Equivalents;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(ix) pledges or deposits (x) with respect to leases or utilities in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(x) Investments in a Special Purpose Subsidiary in the form of Equity Interests, interests in Receivables generated by the Company or any of its Restricted Subsidiaries or a demand note or promissory note issued by a Special Purpose Subsidiary in favor of or for the benefit of the Company or a Restricted Subsidiary;

(xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) repurchases of the Senior Notes or the Senior Subordinated Notes;

(xiii) any Investment to the extent made using Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of any Parent as consideration;

(xiv) Management Advances;

(xv) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described in clauses (i), (v) and (vi) of such paragraph);

(xvi) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (x) $100.0 million and (y) 2.75% of Total Assets;

(xvii) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(xviii) endorsements of negotiable instruments and documents in the ordinary course of business or pledges or deposits permitted under clause (c) of the definition of “Permitted Liens”;

(xix) any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(xx) Investments made by AFC in the ordinary course of business in the form of loans, advances and extensions of credit; and

(xxi) Investments in connection with the Atlanta IRB Transaction.

If any Investment pursuant to clause (xvi) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not clause (xvi) above for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Junior Securities” means:

(1) Equity Interests in the Company or any Subsidiary Guarantor or any direct or indirect parent of the Company or any Subsidiary Guarantor; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Subsidiary Guarantees are subordinated to Senior Indebtedness;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facility or the Senior Notes is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Company or the Subsidiary Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property, assets or substitute assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; provided, that liens incurred under the Senior Credit Facility or any Refinancing Indebtedness with respect thereto shall not be deemed to be permitted under this clause (f);

(g)(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(i) leases, subleases, licenses or sublicenses (including, without limitation, real property and intellectual property rights) to third parties;

(j) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i) (including Hedging Obligations related thereto), (b)(iv), (b)(v), (b)(vii), (b)(viii), or (b)(ix) of the covenant described under “—Certain covenants—Limitation on indebtedness,” or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Senior Indebtedness and Hedging Obligations related thereto, (3) the Senior Subordinated Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, and (5) Indebtedness or other obligations of any Special Purpose Entity in connection with a Special Purpose Financing;

(k) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(l) Liens on Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(m) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(n) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets or replacements thereof (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate, other than Liens incurred in compliance with clause (j) above;

(o) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (4) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (5) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (6) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (7) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (8) on receivables (including related rights), (9) arising in connection with repurchase agreements permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness,” on assets that are the subject of such repurchase agreements or (10) Liens in favor of the Company or any Restricted Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor);

(p) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) and other obligations, which Indebtedness and other obligations do not exceed $50.0 million at any time outstanding;

(q) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(r) Liens securing the Senior Subordinated Notes and Subsidiary Guarantees;

(s) Liens on assets of Foreign Subsidiaries that secure the Indebtedness of Foreign Subsidiaries; and

(t) Liens securing any Indebtedness (including any Refinancing Indebtedness) Incurred in connection with the Atlanta IRB Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Equity Interests of any Person means Equity Interests of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Equity Interests of any Person owning such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Equity Interests shall be determined by the Company in good faith.

“Receivable” means an account, chattel paper, instrument, payment intangible or general intangible and any other right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, in each case as determined in accordance with GAAP, and all security interests or liens and rights in property subject thereto.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with such Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in such Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness (a) constitutes Subordinated Obligations or Guarantor Subordinated Obligations, respectively, and (b) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Senior Subordinated Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means any and all Taxes required to be paid by any Parent other than Taxes directly attributable to (i) the income of any entity other than any Parent, the Company or any of its Subsidiaries, (ii) owning stock or other equity interests of any corporation or other entity other than any Parent, the Company or any of its Subsidiaries or (iii) withholding taxes on payments actually made by any Parent other than to another Parent, the Company or any of its Subsidiaries.

“Representative” means any trustee, agent or other representative for an issue of Senior Indebtedness of the Company.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clause (iii) of such definition).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Senior Credit Facility” or “Senior Credit Agreement” means the senior secured credit facilities entered into by KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, with Bear Stearns Corporate Lending Inc., as administrative agent, UBS Securities LLC, as syndication agent, and the lenders party thereto from time to time, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under one or more credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Indebtedness” means:

(1) all Indebtedness of the Company or any Subsidiary Guarantor outstanding under the Senior Credit Facility or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Subsidiary Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Subsidiary Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Company or any Subsidiary Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is equal in right of payment with or subordinated in right of payment to the Senior Subordinated Notes or any related Subsidiary Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Company or any of its Subsidiaries or to any joint venture in which the Company or any of its Subsidiaries has an interest;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness or their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have received a certificate from an officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Senior Note Indentures” means the Fixed Rate Senior Note Indenture and the Floating Rate Senior Note Indenture.

“Senior Notes” means the Floating Rate Senior Notes and the Fixed Rate Senior Notes.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Company, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Company; and

(2) with respect to any Subsidiary Guarantor, Indebtedness which ranks equal in right of payment to the Subsidiary Guarantee of such entity of Senior Subordinated Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity in a Financing Disposition.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing, but only to the extent that such amounts constitute Consolidated Interest Expense as defined in the Indenture.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance (but not of collection) and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations of a Special Purpose Subsidiary (but not by the Company or any of its other Restricted Subsidiaries) in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the any Special Purpose Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and (y) any business or activities incidental or related to such business, and (b) is (i) designated as a “Special Purpose Subsidiary” by the Board of Directors or (ii) Automotive Finance Corporation, any of its subsidiaries or any successor entity thereto.

“Sponsor Agreements” means the Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, the Shareholders Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Registration Rights Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Financial Advisory Agreements, the Contribution Agreement, the Conversion Agreements, in each case, described in this Prospectus under the heading “Certain Relationships and Related Transactions,” the KAR Holdings Stock Incentive Plan described in this Prospectus under the heading “Management—Executive Compensation,” the Subscription Agreements dated on or prior to the Issue Date among by and among KAR Holdings II, LLC and each of the equity investors party thereto and certain members of management and their respective permitted affiliates or designees, as applicable, in each case, that will be making equity contributions to KAR Holdings II, LLC on or prior to the Issue Date and the Termination and Release Agreement dated as of the Issue Date by and among Axle Holdings II, LLC, Insurance Auto Auctions, Inc. and the other Persons party thereto pertaining to the matters described in the Prospectus under the heading “Certain Relationships and Related Transactions—IAAI Shareholders, Financial Advisory and Other Agreements to Be Terminated,” in each case, as in effect on the Issue Date, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original Sponsor Agreements as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Senior Subordinated Notes pursuant to a written agreement.

“Subsidiary” of any Person means (x) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Equity Interests or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person or (y) any partnership, where more than 50% of the general partners of such partnership are owned or controlled, directly or indirectly, by (i) such Person and/or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors.” As used in the Indenture, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the Senior Subordinated Notes.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee. As used in the Indenture, “Subsidiary Guarantor” refers to a Subsidiary Guarantor of the Senior Subordinated Notes.

“Successor Company” shall have the meaning assigned thereto in clause (i) under “—Merger and consolidation.”

“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar tax, charges or assessments.

“Tax Sharing Agreement” means any tax sharing, indemnity or similar agreement of which any Parent or any of its subsidiaries is or will be a party as in effect on the Issue Date, and as the same may be amended, modified, supplemented or replaced from time to time so long as such amendment, modification, supplement or replacement is not materially more disadvantageous to the Holders than the original Tax Sharing Agreement as in effect on the Issue Date.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of The European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Affiliates), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (vii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (viii) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the Issue Date.

“Total Assets” means, as of any date of determination, the consolidated total assets of the Company and its Restricted Subsidiaries in accordance with GAAP, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended four fiscal quarters of the Company for which a calculation thereof is available.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Documents” means the Sponsor Agreements, the agreements relating to the Transactions (including, without limitation, the Acquisition Documentation), the financing thereof, or the services provided or to be provided in connection therewith (including pursuant to the Sponsor Agreements), and the various ancillary documents, commitment letters and agreements relating thereto.

“Transaction Costs” means the fees, costs and expenses (including all expenses related to management bonuses, severance payments or other employee related costs and expenses) payable by the Company or any of its Restricted Subsidiaries in connection with the transactions contemplated by the Transaction Documents, the Credit Agreement, the Senior Notes Indentures, the Indenture and any related agreements.

“Transactions” means the acquisition by the Company of ADESA, Inc. and Insurance Auto Auctions, Inc. and the related financings closing on or about the date thereof as described in this prospectus.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, (ii) any Special Purpose Subsidiary that is designated by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (1) such newly designated Subsidiary (a) has no Indebtedness other than Non-Recourse Debt, (b) except as permitted by the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (2) (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 at the time of designation or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.” The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under “—Certain Covenants—Limitation on Indebtedness” or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness.” Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, pro vided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Equity Interests of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

BOOK-ENTRY, DELIVERY AND FORM

General

The Notes are represented by one or more global notes in registered form without interest coupons attached (collectively, the “Global Notes”). Global Notes have been deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes for a series of notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes for such series; and

(2)	ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems as well. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the indentures governing the Notes for any purpose.

Payments in respect of the principal of and premium, interest and special interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the applicable indenture. Under the terms of each indenture, the Company and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of a given series of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the applicable series of Global Notes and only in respect of the portion of the aggregate principal amount of the applicable series of notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under such series of notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note of the same series if:

•

DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days of such notice or cessation; or

•	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing an Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the same series upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the applicable Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies only to a Non-U.S. Holder (as defined below) that acquires the Notes at original issuance for cash at the original offer price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the Notes as capital assets for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as banks, financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, brokers or dealers in securities or currencies, expatriates, persons deemed to sell the Notes under the constructive sale provisions of the Code and persons that hold the Notes as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the Notes.

For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of a note that is not, for U.S. federal income tax purposes (i) an individual that is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any of the States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary control over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Interest

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States engaged in by the Non-U.S. Holder (or, if certain tax treaties apply, such interest is not attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) and (ii) the Non-U.S. Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If interest on the Notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, but such Non-U.S. Holder cannot satisfy the other requirements outlined above, interest on the Notes will generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the Notes is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, then the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). However, any such interest will not be subject to withholding tax if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax.

As more fully described under “Description of the Senior Notes—Optional Redemption” and “Description of the Senior Notes—Change of Control” and “Description of the Senior Subordinated Notes—Optional Redemption” and “Description of the Senior Subordinated Notes—Change of Control”, upon the occurrence of certain enumerated events, we may be required to make additional payments. Such payments may be treated as interest, subject to the rules described above, or as additional amounts paid for the Notes, subject to the rules described below, as applicable, or as other income subject to United States federal withholding tax. A Non-U.S. Holder that is subject to withholding tax should consult its tax advisor as to whether it can obtain a refund for all or a portion of the amount withheld.

Disposition of the Notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal withholding tax with respect to gain recognized on the sale, exchange or other disposition of the Notes. A Non-U.S. Holder also generally will not be subject to U.S. federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied. In the case described above in (i), gain or loss recognized on the disposition of such notes will generally be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the Non-U.S. Holder will be subject to 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

A Non-U.S. Holder generally will be required to comply with certain certification procedures in order to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of principal and interest on the Notes. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld.

Payments of the proceeds from a disposition by a Non-U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a Non-U.S. Holder of a Note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is provided to the IRS.

PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the Notes in market-making transactions effected from time to time. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

As of December 31, 2010, entities affiliated with Goldman, Sachs & Co. held approximately 20.0% of our common stock. Pursuant to the amended and restated limited liability company agreement of KAR LLC, such entities have a right to designate a specified number of individuals to serve on the Board of Directors of KAR LLC. Thomas J. Carella, one of our directors, is a Managing Director of Goldman, Sachs & Co. Sanjeev Mehra, one of our directors, serves as Managing Director of Goldman, Sachs & Co. in its Principal Investment Area. Goldman, Sachs & Co. acted as initial purchaser in the offering of the Notes on April 20, 2007, and received a customary initial purchasers’ discount in connection therewith. Goldman Sachs Credit Partners, L.P., an affiliate of Goldman, Sachs & Co., acted as a joint bookrunner and co-documentation agent under our senior secured credit facilities, and received customary fees for its services in such capacity. Goldman, Sachs & Co. was a joint bookrunner of our initial public offering of common stock in December 2009, and received a customary underwriting discount in connection therewith. Goldman, Sachs & Co. was also a dealer manager in our cash tender offer for a portion of the Notes in connection with the initial public offering, and received a customary commission in connection therewith. Goldman, Sachs & Co. was also a dealer manager in our December 2010 cash tender offer for a portion of the Senior Subordinated Notes and the Fixed Rate Senior Notes, and received a customary commission in connection therewith. Goldman, Sachs & Co. or their affiliates have in the past engaged, and may in the future engage, in commercial banking, investment banking or other financial advisory transactions with us and our affiliates in the ordinary course of business, for which they received or will receive customary fees and expenses.

Goldman, Sachs & Co. and its affiliates currently own, and may from time to time trade, the Notes for their own account in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future Goldman, Sachs & Co. and its affiliates may, from time to time, own Notes as a result of their market-making activities.

We have been advised by Goldman, Sachs & Co. that, subject to applicable laws and regulations, it currently intends to make a market in the Notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will develop or be sustained. We and Goldman, Sachs & Co., among other parties, have entered into a registration rights agreement with respect to the use by Goldman, Sachs & Co. of this prospectus. Pursuant to such agreement, we agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is representing us in connection with the Notes offered pursuant to this prospectus.

EXPERTS

The consolidated financial statements of KAR Auction Services, Inc. and subsidiaries as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the Registrants being registered hereby provides that we will bear all expenses in connection with the performance of our obligations relating to market-making activities of Goldman, Sachs & Co. in the Notes. The estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby include printer expenses ($10,000), legal fees and expenses ($75,000) and accounting fees and expenses ($7,500).

Item 15.	Indemnification of Directors and Officers

Alabama Registrant

ADESA Birmingham, LLC is organized under the laws of the State of Alabama.

Section 10-12-4(n) of the Code of Alabama allows limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of this section.

The Articles of Organization of ADESA Birmingham, LLC provide that the company must, to the fullest extent permitted by the laws and public policies of Alabama, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnifies its managers and organizer. The company may also advance expenses to such employees and agents in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

California Registrants

ADESA California, LLC, ADESA San Diego, LLC, and AFC Cal, LLC are organized under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Operating Agreements of ADESA California, LLC and AFC Cal, LLC provide that the companies shall have the power to indemnify their members, managers, officers, employees and agents, if such person acted in good faith and in a manner that such person reasonably believed to be in the best interest of the company, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The companies may advance expenses to their members, managers, officers, employees and agents, if such advancement is authorized by the member of the company or if such person undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification.

The Operating Agreement ADESA San Diego, LLC does not contain an indemnification provision.

Colorado Registrant

ADESA Colorado, LLC is organized under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company. A limited liability company is not permitted under the Colorado Limited Liability Company Act to indemnify a director in connection with: (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) any other proceeding, in which the director was adjudged liable on the basis that the director derived an improper personal benefit, whether or not involving action in an official capacity.

The Operating Agreement of ADESA Colorado, LLC does not contain an indemnification provision.

Delaware Registrants

KAR Auction Services, Inc., Insurance Auto Auctions Corp., IAA Acquisition Corp., ADESA, Inc. and Axle Holdings, Inc. are each incorporated under the laws of the State of Delaware. ADESA Arkansas, LLC is organized under the laws of State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The By-Laws of the KAR Auction Services, Inc. provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation may also indemnify its other employees and agents to the same extent that it indemnifies its officers and directors, unless otherwise determined by its board of directors. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The Certificate of Incorporation of KAR Auction Services, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The Certificate of Incorporation of ADESA, Inc. states that the corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect. The By-Laws of ADESA, Inc. further provide that the corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The By-Laws of ADESA, Inc. also provide that the corporation may indemnify and advance expenses to its other employees and agents to the same extent for its officers and directors, unless otherwise determined by its board of directors. The Certificate of Incorporation of ADESA, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The Articles of Incorporation of IAA Acquisition Corp. provide that the corporation shall, to the fullest extent permitted by DCGL, as now and or hereafter in effect, indemnify its directors, officers, employees and agents. The By-Laws of IAA Acquisition Corp. provide that the corporation may advance expenses to its directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if they are ultimately determined not to be entitled to indemnification. The Articles of Incorporation of IAA Acquisition Corp. further provides that the personal liability of the corporation is eliminated to the fullest extent permitted by the DCGL.

The By-Laws of Insurance Auto Auctions Corp. provide that the corporation shall, to the fullest extent authorized under DCGL, as those laws may be amended and supplemented from time to time, indemnify its directors. The corporation must advance expenses to its directors, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it shall ultimately be determined that he is not entitled to indemnification. The Certificate of Incorporation of Insurance Auto Auctions Corp. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The By-Laws of the Axle Holdings, Inc. provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The Certificate of Incorporation of Axle Holdings, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The operating agreement for ADESA Arkansas, LLC does not contain an indemnification provision.

Florida Registrant

ADESA Florida, LLC is organized under the laws of the State of Florida.

Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The Articles of Organization of ADESA Florida, LLC provide the company must, to the greatest extent not inconsistent with the laws and public policies of Florida, indemnify its managers or organizer if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The company must advance expenses to its member and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnifies its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or independent special legal counsel.

Georgia Registrant

Salvage Disposal Company of Georgia is incorporated under the laws of the State of Georgia.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Neither the Amended and Restated Articles of Incorporation nor the Bylaws of Salvage Disposal Company of Georgia contain provisions regarding the indemnification of directors or officers.

Indiana Registrants

Automotive Finance Corporation, Automotive Recovery Services, Inc., AutoVIN, Inc. and PAR, Inc. are incorporated under the laws of the State of Indiana. ADESA Corporation, LLC, ADESA Dealer Services, LLC, ADESA Indianapolis, LLC, ADESA-South Florida, LLC, ADESA Mexico, LLC, Auto Portfolio Services, LLC, Automotive Finance Consumer Division, LLC, Dent Demon, LLC and Liberty Recovery, LLC are organized under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

Under 23-18-2-2(14) of the Indiana Limited Liability Company Act, a company may indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

The Articles of Incorporation of Automotive Finance Corporation provide that the corporation shall indemnify its officers and directors if the individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporation.

The By-Laws of Automotive Recovery Services, Inc., AutoVIN, Inc. and PAR, Inc. provide that the corporations shall indemnify their officers, directors and employees if the individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporations. The By-Laws of Automotive Recovery Services, Inc., AutoVIN, Inc. and PAR, Inc. further provide that the corporations may advance expenses to their directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if they are ultimately determined not to be entitled to indemnification.

The Articles of Organization of each of ADESA Corporation, LLC and ADESA Indianapolis, LLC provide that the companies must, to the fullest extent permitted by Indiana law, indemnify their managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The companies may also indemnify their employees and agents to the same extent they indemnify their managers and organizer. The companies may advance expenses to their managers, organizer, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

The Articles of Organization of ADESA Mexico, LLC and Liberty Recovery, LLC provide that the companies must, to the greatest extent not inconsistent with the laws and public policies of Indiana, indemnify their members or organizer if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The companies must advance expenses to their members and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The companies may indemnify their employees and agents to the same extent they indemnified their members and organizer. The companies may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or by an independent special legal counsel.

The Articles of Organization of ADESA Dealer Services, LLC, Auto Portfolio Services, LLC, Automotive Finance Consumer Division, LLC and Dent Demon, LLC provide that the companies must, to the greatest extent not inconsistent with the laws and public policies of Indiana, indemnify their members, managers or organizers if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The companies must advance expenses to their members, managers and organizers, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The companies may indemnify their employees and agents to the same extent they indemnify their members, managers and organizers. The companies may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the members, managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or by an independent special legal counsel.

The Operating Agreement for ADESA-South Florida, LLC does not contain an indemnification provision.

Iowa Registrant

ADESA Des Moines, LLC is organized under the laws of the State of Iowa.

Section 490A.202(17) of the Iowa Limited Liability Company Act provides that a company may indemnify and hold harmless a member, manager, or other person against a claim, liability, or other demand, as provided in an operating agreement.

The Articles of Organization of ADESA Des Moines, LLC provide that the company must, to the fullest extent permitted by Iowa law, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

Illinois Registrants

Insurance Auto Auctions, Inc. and IAA Services, Inc. are incorporated under the laws of the State of Illinois.

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by the registrant against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as our representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at our request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.

The By-Laws of Insurance Auto Auctions, Inc. and IAA Services, Inc. provide that the corporations must indemnify their directors and officers to the fullest extent permitted by Illinois law, if the individual’s conduct was in good faith and in a manner he or she reasonably believed to be, or not opposed to, the corporation’s best interests. The corporations may also indemnify their other employees and agents to the same extent they indemnify their officers and officers, unless otherwise determined by the board of directors. The corporations must advance expenses, as incurred, to their directors and officers in connection with a legal proceeding so as long as such person undertakes to repay the funds if he or she is ultimately determined not to be entitled to indemnification. The corporations may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding, subject to the same undertaking requirement for directors and officers. The Articles of Incorporation of Insurance Auto Auctions, Inc. and IAA Services, Inc. provide that the liability of their directors for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

Kentucky Registrant

ADESA Lexington, LLC is organized under the laws of the State of Kentucky.

Section 275.180 of the Kentucky Revised Statutes provides that a written operating agreement of a Kentucky limited liability corporation may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in the Kentucky Revised Statutes 275.170 and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the company.

The Articles of Organization and the Operating Agreement of ADESA Lexington, LLC do not provide for indemnification of its officers or managers.

Louisiana Registrants

A.D.E. of Ark-La-Tex, Inc. is incorporated and ADESA Ark-La-Tex, LLC is organized under the laws of the State of Louisiana.

Section 12:83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 12:83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 12:83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

Section 12:1315(2) of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

The By-Laws of A.D.E. of Ark-La-Tex, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporation. The By-Laws of A.D.E. of Ark-La-Tex, Inc. further provide that the corporation may advance expenses to its directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

The Operating Agreement of ADESA Ark-La-Tex, LLC does not contain an indemnification provision. The Articles of Organization of ADESA Ark-La-Tex, LLC provide that the member shall have no personal liability to any third party, for monetary damages or otherwise, as a result of membership in or management of the company.

Massachusetts Registrant

Auto Dealers Exchange of Concord, LLC is organized under the laws of the State of Massachusetts.

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

The Operating Agreement of Auto Dealers Exchange of Concord, LLC does not contain an indemnification provision.

Michigan Registrants

ADESA Lansing, LLC is organized under the laws of the State of Michigan.

Section 405.4408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section 450.4308; and (c) a knowing violation of law.

The Operating Agreement of ADESA Lansing, LLC does not contain an indemnification provision.

Minnesota Registrant

ADESA Minnesota, LLC is organized under the laws of the State of Minnesota.

Under Section 322B.699 of the Minnesota Limited Liability Company Act, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and section 322B.666 if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the limited liability company. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the limited liability company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

The Operating Agreement of ADESA Minnesota, LLC provides that the company shall indemnify any of its members or organizer (and any responsible officers, partners, shareholders, members, directors or managers or such member or organizer which is an entity) made a party to the proceeding, if such person acted in good faith and in a manner that such person reasonably believed that the conduct was in or at least not opposed to the company’s best interest, and in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The company may advance expenses to such person, if the person furnishes the company a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification, undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification, and such advancement is authorized by the member of the company.

Missouri Registrants

ADESA Missouri Redevelopment Corporation is incorporated under the laws of the State of Missouri. ADESA Missouri, LLC is organized under the laws of the State of Missouri.

Section 351.355 of the General and Business Corporation Law of Missouri (the “Missouri Statute”) provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred, unless otherwise provided in the corporation’s articles of incorporation or by-laws.

The Missouri Limited Liability Company Act is silent as to indemnification. Section 351.355 of the General and Business Corporation Law of Missouri, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful.

The By-Laws of ADESA Missouri Redevelopment Corporation provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and, when acting in his or her official capacity of the corporation, in what he or she reasonably believed was the corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was not opposed to the corporation’s best interest and in addition, in any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. The By-Laws of ADESA Missouri Redevelopment Corporation further provide that the corporation may advance expenses to its directors, officers and employees, as incurred, in connection with a proceeding so long as such person provides the company with a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification and such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

The Operating Agreement of ADESA Missouri, LLC does not contain an indemnification provision.

Nevada Registrant

LiveBlock Auctions International, Inc. is incorporated under the laws of the State of Nevada. ADESA Nevada, LLC is organized under the laws of the State of Nevada.

Section 78.7502 of the Nevada General Corporation Law (the “NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 of the NGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Section 86.411 of the Nevada Revised Statutes (the “NRS”) permits indemnification (in a proceeding other than by the company) of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 86.421 of the NRS permits indemnification (in a proceeding by the company) of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. Section 86.421 of the NRS provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 86.461 of the NRS allows a company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The By-Laws of LiveBlock Auctions International, Inc. provide that the corporation shall indemnify its directors, officers and employees if such individual’s conduct was in good faith and, when acting in his or her official capacity of the corporation, in what he or she reasonably believed was the corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was not opposed to the corporation’s best interest and in addition, in any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. The By-Laws of LiveBlock Auctions International, Inc. further provide that the corporation may advance expenses to its directors, officers and employees, as incurred, in connection with a proceeding so long as such person provides the company with a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification and such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

The Articles of Organization of ADESA Nevada, LLC provide that the company must, to the greatest extent not inconsistent with the laws and public policies of Nevada, indemnify its members or organizer if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The company must advance expenses to its member and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its members and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or by an independent special legal counsel.

New Jersey Registrants

ADESA Atlanta, LLC, ADESA New Jersey, LLC, ADESA Phoenix, LLC are organized under the laws of New Jersey.

Under Section 42:2B-10 of the New Jersey Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of each of ADESA Atlanta, LLC, ADESA New Jersey, LLC and ADESA Phoenix, LLC does not contain an indemnification provision.

New York Registrant

ADESA New York, LLC is organized under the laws of the State of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The Articles of Organization of ADESA New York, LLC provide that the company must, to the fullest extent permitted by the laws and public policies of New York, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

North Carolina Registrant

ADESA Charlotte, LLC and CarBuyCo, LLC are organized under the laws of the State of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The Articles of Organization and the Operating Agreement of ADESA Charlotte, LLC do not contain an indemnification provision. The Articles of Organization of CarBuyCo, LLC provide that the company shall indemnify any of its members or organizers (and any responsible officers, partners, shareholders, members, directors or managers or such member or organizer which is an entity) made a party to the proceeding, if such person acted in good faith and in a manner that such person reasonably believed that the conduct was in or at least not opposed to the company’s best interest, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The company may advance expenses to such person, if the person furnishes the company a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification, undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification, and such advancement is authorized by the member of the company.

North Dakota Registrants

Tri-State Auction Co., Inc. and Zabel & Associates, Inc. are incorporated under the laws of the State of North Dakota.

Section 10-19.1-91 of the North Dakota Business Corporation Act authorizes indemnification of directors and officers of a North Dakota corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Indemnification is not available to directors for breaches of duty of loyalty to the corporation or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or any transaction from which the director derived an improper personal benefit.

The By-Laws of each of Tri-State Auction Co., Inc. and Zabel & Associates, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

Ohio Registrants

Auto Disposal Systems, Inc. is incorporated and ADS Ashland, LLC, ADS Priority Transport Ltd and ADESA Ohio, LLC are organized under the laws of the State of Ohio. Asset Holdings III, L.P. is registered under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

Section 1705.32 of the Ohio Limited Liability Company Act provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Ohio Limited Partnership Act is silent as to indemnification. Section 1782.19(E) of the Ohio Limited Partnership Act, however, provides the rights and powers of limited partners may be created by a partnership agreement or any other agreement or in writing. Section 1782.24 provides that except as otherwise provided in the partnership agreement, general partner of a limited partnership shall have all the rights and powers and be subject to all the restrictions and liabilities of a partner in a partnership without limited partners. Under Section 1775.17 of the Uniform Partnership Act, which governs a partnership without limited partners, the partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by the partner in the ordinary and proper conduct of its business, or for the preservation of its business or property.

The By-Laws of Auto Disposal Systems, Inc. do not contain an indemnification provision.

The Operating Agreement of each of ADS Ashland, LLC, ADS Priority Transport, Ltd and ADESA Ohio, LLC does not contain an indemnification provision.

The Limited Partnership Agreement of Asset Holdings III, L.P. provides that the partnership must indemnify any current or former general partner of the partner, or any director, officer, manager, employee or agent thereof, so long as such person acted in a good faith and in a manner that person reasonably believed to be in or not opposed to the bests of the partnership and that, with respect to any criminal action, the person had no reasonable cause to believe his or her conduct was unlawful. The partnership must advance expenses to a general partner in connection with a proceeding so long as such general partner (i) undertakes to repay the advance if it is proved by clear and convincing evidence in a court that his or her action undertaken was not in good faith and (ii) reasonably cooperates with the partnership concerning the proceeding. The partnership may advance expenses to an officer or trustee, so long as such person undertakes to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

Oklahoma Registrant

ADESA Oklahoma, LLC is organized under the laws of the State of Oklahoma.

Section 2003(11) of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The Operating Agreement of ADESA Oklahoma, LLC does not contain an indemnification provision.

Pennsylvania Registrant

ADESA Pennsylvania, LLC is organized under the laws of the State of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of ADESA Pennsylvania, LLC does not contain an indemnification provision.

South Dakota Registrant

Sioux Falls Auto Auction, Inc. is incorporated under the laws of the State of South Dakota.

The South Dakota Business Corporation Act (the “SDBCA”) permits a corporation to indemnify an officer or director who is a party to a proceeding by reason of being an officer or director against liability incurred in the proceeding if the officer or director (1) acted in good faith; and (2) reasonably believed: (i) in the case of conduct in an official capacity, that the conduct was in our best interests; and (ii) in all other cases, that the conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The By-Laws of Sioux Falls Auto Auction, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

Tennessee Registrants

A.D.E. of Knoxville, LLC, Auto Dealers Exchange of Memphis, LLC and Insurance Auto Auctions Tennessee LLC are organized under the laws of the State of Tennessee.

Section 48-243-101 of the Tennessee Limited Liability Company Act permits an LLC to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests; and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

Neither the Charters nor the Operating Agreements of each of A.D.E. of Knoxville, LLC and Auto Dealers Exchange of Memphis, LLC contain an indemnification provision.

The Operating Agreement of Insurance Auto Auctions Tennessee LLC provides that the company shall indemnify the member against any losses, liabilities, damages or expenses (including, without limitation, attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which the member may directly or indirectly become subject in connection with the company, but only to the extent that the member did not engage in fraud. The company may in the sole judgment of the member pay the expenses incurred by any member indemnifiable under the Operating Agreement in connection with any proceeding in advance of the final disposition, so long as the company receives an undertaking by such member to repay the full amounts advanced if there is a final determination that such member is not entitled to indemnification.

Texas Registrants

ADESA Texas, Inc. is incorporated under the laws of the State of Texas. ADESA Impact Texas, LLC is a limited liability company organized under the laws of the State of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act, or TBCA, subject to the procedures and limitations stated therein, a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of ours against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses

(including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification: (i) acted in good faith; (ii) reasonably believed that his or her conduct was in or at least not opposed to our best interests; and (iii) in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

Section 2.20 of the Texas Limited Liability Company Act provides that a limited liability company has the power, subject to such standards and restrictions, if any, as are set forth in its articles of organization or regulations, to indemnify members, managers, officers and other persons and purchase insurance for such persons. Section 2.20 further provides that a limited liability company may expand or restrict duties (including fiduciary duties) and liabilities of such persons.

The By-Laws of ADESA Texas, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

The Operating Agreement of ADESA Impact Texas, LLC does not contain an indemnification provision.

Virginia Registrant

ADESA Virginia, LLC is organized under the laws of the State of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Operating Agreement of ADESA Virginia, LLC does not contain an indemnification provision.

Wisconsin Registrant

ADESA Wisconsin, LLC is organized under the laws of the State of Wisconsin.

Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

The Operating Agreement of ADESA Wisconsin, LLC does not contain an indemnification provision.

Item 16.	Exhibits and Financial Statement Schedules

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of KAR Auction Services, Inc.	S-1/A	333-161907	3.1	12/10/2009

3.2	Amended and Restated By-Laws of KAR Auction Services, Inc.	S-1/A	333-161907	3.2	12/10/2009

3.3	Amended and Restated Certificate of Incorporation of ADESA, Inc.	S-4	333-148847	3.3	1/25/2008

3.4	Amended and Restated By-Laws of ADESA, Inc.	S-4	333-148847	3.4	1/25/2008

3.5	Articles of Organization of ADESA Corporation, LLC	S-4	333-148847	3.5	1/25/2008

3.6	Operating Agreement, for ADESA Corporation, LLC, as amended	S-4	333-148847	3.6	1/25/2008

3.7	Articles of Incorporation of A.D.E. of Ark-La-Tex, Inc.	S-4	333-148847	3.7	1/25/2008

3.8	Amended and Restated Code of By-Laws of A.D.E. of Ark-La-Tex, Inc.	S-4	333-148847	3.8	1/25/2008

3.9	Articles of Organization for A.D.E. of Knoxville, LLC	S-4	333-148847	3.9	1/25/2008

3.10	Operating Agreement for A.D.E. of Knoxville, LLC, as amended	S-4	333-148847	3.10	1/25/2008

3.11	Articles of Organization of ADESA Ark-La-Tex, LLC	S-4	333-148847	3.11	1/25/2008

3.12	Amended and Restated Operating Agreement for ADESA Ark-La-Tex, LLC, as amended	S-4	333-148847	3.12	1/25/2008

3.13	Certificate of Formation of ADESA Arkansas, LLC	S-4	333-148847	3.13	1/25/2008

3.14	Operating Agreement for ADESA Arkansas, LLC, as amended	S-4	333-148847	3.14	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.15	Certificate of Formation of ADESA Atlanta, LLC	S-4	333-148847	3.15	1/25/2008

3.16	Amended and Restated Operating Agreement for ADESA Atlanta, LLC, as amended	S-4	333-148847	3.16	1/25/2008

3.17	Articles of Organization of ADESA Birmingham, LLC	S-4	333-148847	3.17	1/25/2008

3.18	Operating Agreement for ADESA Birmingham, LLC, as amended	S-4	333-148847	3.18	1/25/2008

3.19	Articles of Organization-Conversion of ADESA California, LLC	S-4	333-148847	3.19	1/25/2008

3.20	Operating Agreement for ADESA California, LLC, as amended	S-4	333-148847	3.20	1/25/2008

3.21	Articles of Organization including Articles of Conversion of ADESA Charlotte, LLC	S-4	333-148847	3.21	1/25/2008

3.22	Operating Agreement for ADESA Charlotte, LLC, as amended	S-4	333-148847	3.22	1/25/2008

3.23	Articles of Organization of ADESA Colorado, LLC	S-4	333-148847	3.23	1/25/2008

3.24	Operating Agreement for ADESA Colorado, LLC, as amended	S-4	333-148847	3.24	1/25/2008

3.25	Articles of Organization of ADESA Dealer Services, LLC	S-4	333-148847	3.25	1/25/2008

3.26	Operating Agreement for ADESA Dealer Services, LLC	S-4	333-148847	3.26	1/25/2008

3.27	Articles of Organization of ADESA Des Moines, LLC	S-4	333-148847	3.27	1/25/2008

3.28	Operating Agreement for ADESA Des Moines, LLC, as amended	S-4	333-148847	3.28	1/25/2008

3.29	Articles of Organization of ADESA Florida, LLC	S-4	333-148847	3.29	1/25/2008

3.30	Operating Agreement for ADESA Florida, LLC, as amended	S-4	333-148847	3.30	1/25/2008

3.31	Certificate of Formation of ADESA Impact Texas, LLC	S-4	333-148847	3.31	1/25/2008

3.32	Operating Agreement for ADESA Impact Texas, LLC, as amended	S-4	333-148847	3.32	1/25/2008

3.33	Articles of Organization of ADESA Indianapolis, LLC	S-4	333-148847	3.33	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.34	Operating Agreement for ADESA Indianapolis, LLC, as amended	S-4	333-148847	3.34	1/25/2008

3.35	Articles of Organization of ADESA Lansing, LLC	S-4	333-148847	3.35	1/25/2008

3.36	Operating Agreement for ADESA Lansing, LLC, as amended	S-4	333-148847	3.36	1/25/2008
3.37	Articles of Organization of ADESA Lexington, LLC	S-4/A	333-148847	3.37	2/11/2008

3.38	Operating Agreement for ADESA Lexington, LLC, as amended	S-4	333-148847	3.38	1/25/2008

3.39	Articles of Organization of ADESA Mexico, LLC	S-4	333-148847	3.39	1/25/2008

3.40	Operating Agreement for ADESA Mexico, LLC	S-4	333-148847	3.40	1/25/2008

3.41	Certificate of Organization of ADESA Missouri, LLC	S-4	333-148847	3.41	1/25/2008

3.42	Operating Agreement for ADESA Missouri, LLC, as amended	S-4	333-148847	3.42	1/25/2008

3.43	Certificate of Formation of ADESA New Jersey, LLC	S-4	333-148847	3.43	1/25/2008

3.44	Operating Agreement for ADESA New Jersey, LLC, as amended	S-4	333-148847	3.44	1/25/2008

3.45	Articles of Organization of ADESA New York, LLC	S-4	333-148847	3.45	1/25/2008

3.46	Operating Agreement for ADESA New York, LLC, as amended	S-4	333-148847	3.46	1/25/2008

3.47	Articles of Organization of ADESA Ohio, LLC	S-4	333-148847	3.47	1/25/2008

3.48	Operating Agreement for ADESA Ohio, LLC, as amended	S-4	333-148847	3.48	1/25/2008

3.49	Articles of Organization of ADESA Oklahoma, LLC	S-4	333-148847	3.49	1/25/2008

3.50	Operating Agreement for ADESA Oklahoma, LLC, as amended	S-4	333-148847	3.50	1/25/2008

3.51	Certificate of Organization of ADESA Pennsylvania, LLC	S-4	333-148847	3.51	1/25/2008

3.52	Operating Agreement for ADESA Pennsylvania, LLC	S-4	333-148847	3.52	1/25/2008

3.53	Articles of Incorporation of Tri-State Auction Co., Inc.	S-4	333-148847	3.53	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.54	By-Laws of Tri-State Auction Co., Inc.	S-4	333-148847	3.54	1/25/2008

3.55	Certificate of Formation of ADESA Phoenix, LLC	S-4	333-148847	3.55	1/25/2008

3.56	Amended and Restated Operating Agreement for ADESA Phoenix, LLC, as amended	S-4	333-148847	3.56	1/25/2008

3.57	Certificate of Incorporation of Axle Holdings, Inc., as amended	S-4	333-148847	3.57	1/25/2008

3.58	By-Laws of Axle Holdings, Inc.	S-4	333-148847	3.58	1/25/2008

3.59	Articles of Organization of ADESA San Diego, LLC	S-4	333-148847	3.59	1/25/2008

3.60	Amended and Restated Operating Agreement for ADESA San Diego, LLC, as amended	S-4	333-148847	3.60	1/25/2008

3.61	Articles of Organization of ADESA-South Florida, LLC	S-4	333-148847	3.61	1/25/2008

3.62	Amended and Restated Operating Agreement for ADESA-South Florida, LLC	S-4	333-148847	3.62	1/25/2008

3.63	Articles of Incorporation of ADESA Texas, Inc.	S-4	333-148847	3.65	1/25/2008

3.64	Amended and Restated Code of By-Laws of ADESA Texas, Inc.	S-4	333-148847	3.66	1/25/2008

3.65	Articles of Organization of ADESA Virginia, LLC	S-4	333-148847	3.67	1/25/2008

3.66	Operating Agreement for ADESA Virginia, LLC, as amended	S-4	333-148847	3.68	1/25/2008

3.67	Articles of Organization of ADESA Wisconsin, LLC	S-4	333-148847	3.71	1/25/2008

3.68	Operating Agreement for ADESA Wisconsin, LLC, as amended	S-4	333-148847	3.72	1/25/2008

3.69	Articles of Organization of AFC Cal, LLC	S-4	333-148847	3.73	1/25/2008

3.70	Amended and Restated Operating Agreement for AFC Cal, LLC	S-4	333-148847	3.74	1/25/2008

3.71	Restated Certificate of Limited Partnership of Asset Holdings III, L.P.	S-4	333-148847	3.75	1/25/2008

3.72	Amended and Restated Partnership Agreement for Asset Holdings III, L.P., as amended	S-4	333-148847	3.76	1/25/2008

3.73	Certificate of Organization of Auto Dealers Exchange of Concord, LLC	S-4	333-148847	3.77	1/25/2008

3.74	Operating Agreement for Auto Dealers Exchange of Concord, LLC, as amended	S-4	333-148847	3.78	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.75	Articles of Organization of Auto Dealers Exchange of Memphis, LLC	S-4	333-148847	3.79	1/25/2008

3.76	Operating Agreement for Auto Dealers Exchange of Memphis, LLC, as amended	S-4	333-148847	3.80	1/25/2008

3.77	Articles of Organization of Automotive Finance Consumer Division, LLC	S-4	333-148847	3.81	1/25/2008

3.78	Operating Agreement for Automotive Finance Consumer Division, LLC	S-4	333-148847	3.82	1/25/2008

3.79	Articles of Amendment and Restatement of Articles of Incorporation of Automotive Finance Corporation	S-4	333-148847	3.83	1/25/2008

3.80	Amended and Restated Code of By-Laws of Automotive Finance Corporation	S-4	333-148847	3.84	1/25/2008

3.81	Articles of Incorporation of Automotive Recovery Services, Inc.	S-4	333-148847	3.85	1/25/2008

3.82	Amended and Restated Code of By-Laws for Automotive Recovery Services, Inc.	S-4	333-148847	3.86	1/25/2008

3.83	Articles of Incorporation of AutoVIN, Inc.	S-4	333-148847	3.87	1/25/2008

3.84	Amended and Restated Code of By-Laws of AutoVIN, Inc.	S-4	333-148847	3.88	1/25/2008

3.85	Articles of Incorporation of PAR, Inc.	S-4	333-148847	3.89	1/25/2008

3.86	Amended and Restated Code of By-Laws of PAR, Inc.	S-4	333-148847	3.90	1/25/2008

3.87	Articles of Incorporation of Insurance Auto Auctions, Inc.	S-4	333-148847	3.91	1/25/2008

3.88	By-Laws for Insurance Auto Auctions, Inc.	S-4	333-148847	3.92	1/25/2008

3.89	Articles of Incorporation of Insurance Auto Auctions Corp.	S-4	333-148847	3.93	1/25/2008

3.90	By-Laws for Insurance Auto Auctions Corp.	S-4	333-148847	3.94	1/25/2008

3.91	Certificate of Incorporation of IAA Acquisition Corp.	S-4	333-148847	3.95	1/25/2008

3.92	By-Laws for IAA Acquisition Corp.	S-4	333-148847	3.96	1/25/2008

3.93	Articles of Incorporation of IAA Services, Inc.	S-4	333-148847	3.97	1/25/2008

3.94	By-Laws of IAA Services, Inc.	S-4	333-148847	3.98	1/25/2008

3.95	Articles of Incorporation of Auto Disposal Systems, Inc., as amended	S-4	333-148847	3.99	1/25/2008

3.96	Code of Regulations for Auto Disposal Systems, Inc.	S-4	333-148847	3.100	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.97	Articles of Organization of ADS Ashland, LLC	S-4	333-148847	3.101	1/25/2008

3.98	Operating Agreement for ADS Ashland, LLC	S-4	333-148847	3.102	1/25/2008

3.99	Articles of Organization of ADS Priority Transport Ltd.	S-4	333-148847	3.103	1/25/2008

3.100	Operating Agreement for ADS Priority Transport Ltd.	S-4	333-148847	3.104	1/25/2008

3.101	Articles of Organization of Dent Demon, LLC	S-4	333-148847	3.105	1/25/2008

3.102	Operating Agreement for Dent Demon, LLC	S-4	333-148847	3.106	1/25/2008

3.103	Certificate of Incorporation of Sioux Falls Auto Auction, Inc.	S-4/A	333-148847	3.107	2/11/2008

3.104	By-Laws of Sioux Falls Auto Auction, Inc.	S-4	333-148847	3.108	1/25/2008

3.105	Articles of Incorporation of Zabel & Associates, Inc.	S-4	333-148847	3.109	1/25/2008

3.106	By-Laws of Zabel & Associates, Inc.	S-4	333-148847	3.110	1/25/2008

3.107	Articles of Organization of ADESA Minnesota, LLC	POS AM	333-149137	3.111	8/1/2008

3.108	Operating Agreement of ADESA Minnesota, LLC	POS AM	333-149137	3.112	8/1/2008

3.109	Certificate of Incorporation of ADESA Missouri Redevelopment Corporation	POS AM	333-149137	3.113	8/1/2008

3.110	By-Laws of ADESA Missouri Redevelopment Corporation	POS AM	333-149137	3.114	8/1/2008

3.111	Amended and Restated Certificate of Incorporation of Salvage Disposal Company of Georgia	POS AM	333-149137	3.125	8/1/2008

3.112	By-Laws of Salvage Disposal Company of Georgia	POS AM	333-149137	3.126	8/1/2008

3.113	Certificate of Incorporation of LiveBlock Auctions International, Inc.	POS AM	333-149137	3.127	8/1/2008

3.114	By-Laws of LiveBlock Auctions International, Inc.	POS AM	333-149137	3.128	8/1/2008

3.115	Articles of Organization of CarBuyCo, LLC	S-1	333-158666	3.129	4/21/2009

3.116	Operating Agreement of CarBuyCo, LLC	S-1	333-158666	3.130	4/21/2009

3.117	Articles of Organization of Auto Portfolio Services, LLC	S-1	333-166047	3.129	4/13/2010

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.118	Operating Agreement for Auto Portfolio Services, LLC	S-1	333-166047	3.130	4/13/2010

3.119	Articles of Organization of ADESA Nevada, LLC					X

3.120	Operating Agreement for ADESA Nevada, LLC					X

3.121	Articles of Organization of Insurance Auto Auctions Tennessee LLC					X

3.122	Operating Agreement for Insurance Auto Auctions Tennessee LLC					X

3.123	Articles of Organization of Liberty Recovery, LLC					X

3.124	Operating Agreement for Liberty Recovery, LLC					X

4.1a	Indenture, dated April 20, 2007 (the “Floating Senior Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $150,000,000 Floating Rate Senior Notes due 2014	S-4	333-148847	4.1	1/25/2008

4.1b	Supplemental Indenture, dated December 26, 2007, to the Floating Senior Indenture	S-4	333-148847	4.4	1/25/2008

4.1c	Second Supplemental Indenture, dated January 22, 2008, to the Floating Senior Indenture	S-4	333-148847	4.9	1/25/2008

4.1d	Third Supplemental Indenture, dated May 6, 2008, to the Floating Senior Indenture	S-1/A	333-158666	4.12a	6/17/2009

4.1e	Fourth Supplemental Indenture, dated September 30, 2008, to the Floating Senior Indenture	S-1/A	333-158666	4.13a	6/17/2009

4.1f	Fifth Supplemental Indenture, dated March 26, 2009, to the Floating Senior Indenture	S-1/A	333-158666	4.14a	6/17/2009

4.1g	Sixth Supplemental Indenture, dated February 23, 2010, to the Floating Senior Indenture	S-1	333-166047	4.9a	4/13/2010

4.1h	Seventh Supplemental Indenture, dated July 27, 2010, to the Floating Senior Indenture	10-K	001-34568	4.1h	2/24/2011

4.1i	Eighth Supplemental Indenture, dated November 23, 2010, to the Floating Senior Indenture	10-K	001-34568	4.1i	2/24/2011

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.2a	Indenture, dated April 20, 2007 (the “Fixed Senior Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $450,000,000 8 3/4% Senior Notes due 2014	S-4	333-148847	4.2	1/25/2008

4.2b	Supplemental Indenture, dated December 26, 2007, to the Fixed Senior Indenture	S-4	333-148847	4.5	1/25/2008

4.2c	Second Supplemental Indenture, dated January 22, 2008, to the Fixed Senior Indenture	S-4	333-148847	4.10	1/25/2008

4.2d	Third Supplemental Indenture, dated May 6, 2008, to the Fixed Senior Indenture	S-1/A	333-158666	4.12b	6/17/2009

4.2e	Fourth Supplemental Indenture, dated September 30, 2008, to the Fixed Senior Indenture	S-1/A	333-158666	4.13b	6/17/2009

4.2f	Fifth Supplemental Indenture, dated March 26, 2009, to the Fixed Senior Indenture	S-1/A	333-158666	4.14b	6/17/2009

4.2g	Sixth Supplemental Indenture, dated February 23, 2010, to the Fixed Senior Indenture	S-1	333-166047	4.9b	4/13/2010

4.2h	Seventh Supplemental Indenture, dated July 27, 2010, to the Fixed Senior Indenture	10-K	001-34568	4.2h	2/24/2011

4.2i	Eighth Supplemental Indenture, dated November 23, 2010, to the Fixed Senior Indenture	10-K	001-34568	4.2i	2/24/2011

4.3a	Indenture, dated April 20, 2007 (the “Senior Subordinated Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.3	1/25/2008

4.3b	Supplemental Indenture, dated December 26, 2007, to the Senior Subordinated Indenture	S-4	333-148847	4.6	1/25/2008

4.3c	Second Supplemental Indenture, dated January 22, 2008, to the Senior Subordinated Indenture	S-4	333-148847	4.11	1/25/2008

4.3d	Third Supplemental Indenture, dated May 6, 2008, to the Senior Subordinated Indenture	S-1/A	333-158666	4.12c	6/17/2009

4.3e	Fourth Supplemental Indenture, dated September 30, 2008, to the Senior Subordinated Indenture	S-1/A	333-158666	4.13c	6/17/2009

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.3f	Fifth Supplemental Indenture, dated March 26, 2009, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.14c	6/17/2009

4.3g	Sixth Supplemental Indenture, dated February 23, 2010, to the Senior Subordinated Indenture	S-1	333-166047	4.9c	4/13/2010

4.3h	Seventh Supplemental Indenture, dated July 27, 2010, to the Senior Subordinated Indenture	10-K	001-34568	4.3h	2/24/2011

4.3i	Eighth Supplemental Indenture, dated November 23, 2010, to the Senior Subordinated Indenture	10-K	001-34568	4.3i	2/24/2011

4.4	Exchange and Registration Rights Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors as named in the respective Floating Senior Indenture, the Fixed Senior Indenture and Senior Subordinated Indenture, and Goldman, Sachs & Co., Bear Stearns & Co. Inc., UBS Securities LLC, and Deutsche Bank Securities Inc., as representatives of the several initial purchasers, for $150,000,000 Floating Rate Senior Notes due 2014, $450,000,000 8 3/4% Senior Notes due 2014 and $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.7	1/25/2008

4.5	Registration Rights Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), KAR Holdings II, LLC, certain employees of KAR Auction Services, Inc. or its subsidiaries and each of their respective Permitted Transferees	S-4	333-148847	4.8	1/25/2008

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP					X

10.1^	Guarantee and Collateral Agreement, dated April 20, 2007, made by KAR Holdings II, LLC, KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and the subsidiary guarantors party thereto and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent under the Credit Agreement	S-1/A	333-158666	10.1	6/17/2009

10.2a^	Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings II, LLC, as guarantor, KAR Auction Services, Inc. (formerly KAR

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

	Holdings, Inc.), as borrower, the several lenders from time to time parties thereto, Bear, Stearns & Co. Inc. and UBS Securities LLC, as joint lead arrangers, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as co-documentation agents, Bear, Stearns & Co. Inc., UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Bear Stearns Corporate Lending Inc., as administrative agent	S-1/A	333-158666	10.2	7/2/2009

10.2b	First Amendment, dated June 10, 2009, to the Credit Agreement	8-K	333-148847	10.1	6/11/2009

10.2c	Second Amendment, dated October 23, 2009, to the Credit Agreement	8-K	333-148847	10.1	10/28/2009

10.2d	Third Amendment, dated November 11, 2010, to the Credit Agreement	8-K	001-34568	10.1	11/12/2010

10.3	Assumption Agreement, dated December 26, 2007, among ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC, ADESA Pennsylvania, LLC, Dent Demon, LLC, Zabel & Associates, Inc., Sioux Falls Auto Auction, Inc., and Tri-State Auction Co., Inc. in favor of Bear Stearns Corporate Lending, Inc., as administrative agent	S-4	333-148847	10.3	1/25/2008

10.4	Intellectual Property Security Agreement, dated April 20, 2007, made by KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of the grantors listed on Schedule I thereto in favor of Bear Stearns Corporate Lending Inc. as administrative agent for the secured parties (as defined in the Credit Agreement)	S-4	333-148847	10.4	1/25/2008

10.5	Letter Agreement, dated February 24, 2010, between KAR LLC and Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley	10-K	001-34568	10.5	2/25/2010

10.6*	Conversion Option Plan of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-1/A	333-158666	10.9	6/17/2009

10.7a*	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley	S-4	333-148847	10.10	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.7b*	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	S-4	333-148847	10.11	1/25/2008

10.7c*	Form of Amendment to Conversion Stock Option Agreements, dated February 19, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	10-K	333-148847	10.10	3/11/2009

10.8*	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-4	333-148847	10.12	1/25/2008

10.9*	Form of Conversion Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-1/A	333-158666	10.13	6/17/2009

10.10*	KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) Stock Incentive Plan	S-8	333-164032	10.1	12/24/2009

10.11*	Form of Nonqualified Stock Option Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) pursuant to the Stock Incentive Plan	S-4	333-148847	10.15	1/25/2008

10.12a*	Employment Agreement, dated July 13, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.16	1/25/2008

10.12b*	Amendment to Employment Agreement, dated August 14, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.17	1/25/2008

10.12c*	Severance, Release and Waiver Agreement, dated February 18, 2011, between KAR Auction Services, Inc. and John Nordin	10-K	001-34568	10.12c	2/24/2011

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.13*	Letter Agreement dated December 3, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Automotive Finance Corporation and Donald S. Gottwald	10-K	001-34568	10.15	2/25/2010

10.14a*	Amended and Restated Employment Agreement, dated April 2, 2001, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	S-4	333-148847	10.22	1/25/2008

10.14b*	Amendment to Amended and Restated Employment Agreement, dated December 1, 2008, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	10-K	333-148847	10.31	3/11/2009

10.15a^	Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, dated April 20, 2007	S-1/A	333-158666	10.23	7/2/2009

10.15b	First Amendment to Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC	S-1/A	333-161907	10.23a	12/4/2009

10.16a	Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005	S-1/A	333-158666	10.24	6/17/2009

10.16b	Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated November 2, 2006	S-4	333-148847	10.25	1/25/2008

10.16c	First Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated April 20, 2007.	S-4	333-148847	10.26	1/25/2008

10.17	Tax Sharing Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004	S-4	333-148847	10.28	1/25/2008

10.18*	KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) Annual Incentive Program	10-K	333-148847	10.29	3/11/2009

10.19a^	Amended and Restated Purchase and Sale Agreement, dated May 31, 2002, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.32	1/25/2008

10.19b	Amendment No. 1 to Amended and Restated Purchase and Sale Agreement, dated June 15, 2004	S-4	333-148847	10.33	1/25/2008

10.19c	Amendment No. 2 to Amended and Restated Purchase and Sale Agreement, dated January 18, 2007	S-4	333-148847	10.34	1/25/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.19d^	Amendment No. 3 to Amended and Restated Purchase and Sale Agreement, dated April 20, 2007	S-4	333-148847	10.35	1/25/2008

10.20^	Third Amended and Restated Receivables Purchase Agreement, dated April 20, 2007, among AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	S-1/A	333-158666	10.36	6/17/2009

10.21^	Amendment No. 3 to the Third Amended and Restated Receivables Purchase Agreement, dated as of January 30, 2009, among Automotive Finance Corporation, AFC Funding Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	10-K	333-148847	10.59	3/11/2009

10.22^	Receivables Purchase Agreement, dated February 8, 2010, among KAR Auction Services, Inc., Automotive Finance Canada Inc. and BNY Trust Company of Canada	10-K	001-34568	10.35	2/25/2010

10.23*	2008 Annual Incentive Program for KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	POS AM	333-149137	10.37	8/1/2008

10.24*	2008 Incentive Plan Corporate Management of Insurance Auto Auctions, Inc.	POS AM	333-149137	10.38	8/1/2008

10.25a	Ground Lease, dated September 4, 2008, between ADESA San Diego, LLC and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.3	9/9/2008

10.25b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.11	9/9/2008

10.26a	Ground Lease, dated September 4, 2008, between ADESA San Diego, LLC and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.4	9/9/2008

10.26b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.12	9/9/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.27a	Ground Lease, dated September 4, 2008, between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.5	9/9/2008

10.27b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.13	9/9/2008

10.28a	Ground Lease, dated September 4, 2008, between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.6	9/9/2008

10.28b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.14	9/9/2008

10.29a	Ground Lease, dated September 4, 2008, between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.7	9/9/2008

10.29b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.15	9/9/2008

10.30a	Ground Lease, dated September 4, 2008, between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.8	9/9/2008

10.30b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.16	9/9/2008

10.31a	Ground Lease, dated September 4, 2008, between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.9	9/9/2008

10.31b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.17	9/9/2008

10.32a	Ground Lease, dated September 4, 2008, between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.10	9/9/2008

10.32b	Guaranty of Lease, dated September 4, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.18	9/9/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.33a	Ground Sublease, dated October 3, 2008, between ADESA Atlanta, LLC and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.21	11/13/2008

10.33b	Guaranty of Lease, dated October 3, 2008, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.22	11/13/2008

10.34	Director Designation Agreement, dated December 10, 2009, among KAR Auction Services, Inc. (formerly known as KAR Holdings, Inc.) and KAR Holdings II, LLC	10-K	001-34568	10.34	2/24/2011

10.35*	Form of KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan	S-8	333-164032	10.2	12/24/2009

10.36a*	Form of KAR Auction Services, Inc. Employee Stock Purchase Plan	S-8	333-164032	10.3	12/24/2009

10.36b*	Amendment No. 1 to KAR Auction Services, Inc. Employee Stock Purchase Plan dated March 31, 2010	10-Q	001-34568	10.60	8/4/2010

10.36c*	Amendment No. 2 to KAR Auction Services, Inc. Employee Stock Purchase Plan dated April 1, 2010	10-Q	001-34568	10.61	8/4/2010

10.37*	KAR Auction Services, Inc. Directors Deferred Compensation Plan, effective December 10, 2009	10-Q	001-34568	10.62	8/4/2010

10.38*	Form of Director Restricted Share Agreement	10-Q	001-34568	10.63	8/4/2010

10.39*	Form of Nonqualified Stock Option Agreement	S-1/A	333-161907	10.65	12/4/2009

10.40*	Form of Restricted Share Agreement	S-1/A	333-161907	10.66	12/4/2009

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	10-K	001-34568	12.1	2/24/2011

21.1	Subsidiaries of KAR Auction Services, Inc.	10-K	001-34568	21.1	2/24/2011

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Powers of Attorney (included on signature page)					X

25.1	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Floating Senior Indenture					X

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date

25.2	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Fixed Senior Indenture					X

25.3	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Senior Subordinated Indenture					X

^	Portions of this exhibit have been redacted pursuant to a request for confidential treatment filed separately with the Secretary of the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

*	Denotes management contract or compensation plan, contract or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

KAR AUCTION SERVICES, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES P. HALLETT James P. Hallett	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ DAVID J. AMENT David J. Ament	Director	February 24, 2011

/S/ THOMAS J. CARELLA Thomas J. Carella	Director	February 24, 2011

/S/ BRIAN T. CLINGEN Brian T. Clingen	Chairman of the Board	February 24, 2011

/S/ ROBERT M. FINLAYSON Robert M. Finlayson	Director	February 24, 2011

/S/ PETER R. FORMANEK Peter R. Formanek	Director	February 24, 2011

Signature	Title	Date

/S/ MICHAEL B. GOLDBERG Michael B. Goldberg	Director	February 24, 2011

/S/ PETER H. KAMIN Peter H. Kamin	Director	February 24, 2011

/S/ SANJEEV MEHRA Sanjeev Mehra	Director	February 24, 2011

/S/ CHURCH M. MOORE Church M. Moore	Director	February 24, 2011

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	Director	February 24, 2011

/S/ GREGORY P. SPIVY Gregory P. Spivy	Director	February 24, 2011

/S/ JONATHAN P. WARD Jonathan P. Ward	Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA, INC. A.D.E. OF ARK-LA-TEX, INC. ADESA TEXAS, INC. SIOUX FALLS AUTO AUCTION, INC. TRI-STATE AUCTION CO., INC. ZABEL & ASSOCIATES, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA CORPORATION, LLC

A.D.E. OF KNOXVILLE, LLC

ADESA ARK-LA-TEX, LLC

ADESA ARKANSAS, LLC

ADESA ATLANTA, LLC

ADESA BIRMINGHAM, LLC

ADESA CALIFORNIA, LLC

ADESA CHARLOTTE, LLC

ADESA COLORADO, LLC

ADESA DES MOINES, LLC

ADESA FLORIDA, LLC

ADESA INDIANAPOLIS, LLC

ADESA LANSING, LLC

ADESA LEXINGTON, LLC

ADESA MEXICO, LLC

ADESA MISSOURI, LLC

ADESA NEW JERSEY, LLC

ADESA NEW YORK, LLC

ADESA OHIO, LLC

ADESA OKLAHOMA, LLC

ADESA PENNSYLVANIA, LLC

ADESA PHOENIX, LLC

ADESA SAN DIEGO, LLC

ADESA SOUTH FLORIDA, LLC

ADESA VIRGINIA, LLC

ADESA WISCONSIN, LLC

AUTO DEALERS EXCHANGE OF CONCORD, LLC

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

DENT DEMON, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President, Chief Executive Officer (Principal Executive Officer) and Manager	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTOVIN, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DENNIS JONES Dennis Jones	President (Principal Executive Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ THOMAS J. CARUSO Thomas J. Caruso	Director	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

PAR, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JERRY KROSHUS Jerry Kroshus	President (Principal Executive Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ THOMAS J. CARUSO Thomas J. Caruso	Director	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA DEALER SERVICES, LLC

By:	/S/ DONALD S. GOTTWALD
Name:	Donald S. Gottwald
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD S. GOTTWALD Donald S. Gottwald	President and Chief Executive Officer (Principal Executive Officer)	February 24, 2011

/S/ JAMES E. MONEY, II James E. Money, II	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER ADESA, Inc.	Member	February 24, 2011

By:
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA IMPACT TEXAS, LLC

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Senior Vice President, Chief Financial Officer and Manager

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Manager	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	February 24, 2011

/S/ PATRICK WALSH Patrick Walsh	Manager	February 24, 2011

/S/ SIDNEY L. KERLEY Sidney L. Kerley	Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AFC CAL, LLC

By:	/S/ DONALD S. GOTTWALD
Name:	Donald S. Gottwald
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD S. GOTTWALD Donald S. Gottwald	President and Chief Executive Officer (Principal Executive Officer)	February 24, 2011

/S/ JAMES E. MONEY, II James E. Money, II	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER ADESA Dealer Services, LLC	Member	February 24, 2011

By:
Eric M. Loughmiller
Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC

By:	/S/ MARGOT E.M. HANULAK
Name:	Margot E.M. Hanulak
Title:	President

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARGOT E.M. HANULAK Margot E.M. Hanulak	President (Principal Executive Officer)	February 24, 2011

/S/ JAMES E. MONEY, II James E. Money, II	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER ADESA Dealer Services, LLC	Member	February 24, 2011

By:
Eric M. Loughmiller
Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTOMOTIVE FINANCE CORPORATION

By:	/S/ DONALD S. GOTTWALD
Name:	Donald S. Gottwald
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD S. GOTTWALD Donald S. Gottwald	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011

/S/ JAMES E. MONEY, II James E. Money, II	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ BRIAN T. CLINGEN Brian T. Clingen	Director	February 24, 2011

/S/ JAMES P. HALLETT James P. Hallett	Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTOMOTIVE RECOVERY SERVICES, INC.

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

INSURANCE AUTO AUCTIONS, INC.

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Director	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 24, 2011

/S/ SIDNEY L. KERLEY Sidney L. Kerley	Vice President, General Counsel, Secretary and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

INSURANCE AUTO AUCTIONS CORP. IAA ACQUISITION CORP.

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Director	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 24, 2011

/S/ SIDNEY L. KERLEY Sidney L. Kerley	General Counsel, Secretary and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTO DISPOSAL SYSTEMS, INC. SALVAGE DISPOSAL COMPANY OF GEORGIA

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Vice President

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Director	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Vice President (Principal Financial and Accounting Officer) and Director	February 24, 2011

/S/ SIDNEY L. KERLEY Sidney L. Kerley	Secretary and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADS ASHLAND, LLC

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President, Chief Executive Officer (Principal Executive Officer) and Sole Member	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

IAA SERVICES, INC.

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Director	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 24, 2011

/S/ SIDNEY L. KERLEY Sidney L. Kerley	Vice President, General Counsel, Secretary and Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADS PRIORITY TRANSPORT LTD.

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer) and Sole Member	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ASSET HOLDINGS III, L.P.

By: ADESA, Inc., its General Partner

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President, Chief Executive Officer (Principal Executive Officer) and Director of General Partner	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of General Partner	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller of General Partner	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President—Operations and Finance and Director of General Partner	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AXLE HOLDINGS, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ DAVID J. AMENT David J. Ament	Director	February 24, 2011

/S/ BRIAN T. CLINGEN Brian T. Clingen	Director	February 24, 2011

/S/ CHURCH M. MOORE Church M. Moore	Director	February 24, 2011

/S/ DAVID I. WAHRHAFTIG David I. Wahrhaftig	Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA MINNESOTA, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President, Chief Executive Officer (Principal Executive Officer) and Chief Manager	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA MISSOURI REDEVELOPMENT CORPORATION

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES P. HALLETT James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Director	February 24, 2011

/S/ SPENCER THOMSON Spencer Thomson	Director	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

CARBUYCO, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD L. HARRIS Donald L. Harris	President (Principal Executive Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ THOMAS J. CARUSO Thomas J. Caruso	Manager	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

LIVEBLOCK AUCTIONS INTERNATIONAL, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President (Principal Executive Officer) and Director	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

AUTO PORTFOLIO SERVICES, LLC

By:	/S/ JAMES E. MONEY, II
Name:	James E. Money, II
Title:	Chief Financial Officer and Treasurer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN BARRY Kevin Barry	President (Principal Executive Officer)	February 24, 2011

/S/ JAMES E. MONEY, II James E. Money, II	Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer	February 24, 2011

/S/ ERIC M. LOUGHMILLER ADESA, Inc.	Member	February 24, 2011

By:
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

LIBERTY RECOVERY, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JERRY KROSHUS Jerry Kroshus	President (Principal Executive Officer)	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Manager	February 24, 2011

/S/ THOMAS J. CARUSO Thomas J. Caruso	Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

ADESA NEVADA, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. CARUSO Thomas J. Caruso	President, Chief Executive Officer (Principal Executive Officer) and Manager	February 24, 2011

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2011

/S/ SCOTT A. ANDERSON Scott A. Anderson	Vice President and Controller	February 24, 2011

/S/ PAUL J. LIPS Paul J. Lips	Executive Vice President and Manager	February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on February 24, 2011.

INSURANCE AUTO AUCTIONS TENNESSEE LLC

By:	/S/ JOHN W. KETT
Name:	John W. Kett
Title:	Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Eric M. Loughmiller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS C. O’BRIEN Thomas C. O’Brien	President (Principal Executive Officer)	February 24, 2011

/S/ JOHN W. KETT John W. Kett	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

/S/ JOHN W. KETT Insurance Auto Auctions, Inc.	Member	February 24, 2011

By:
John W. Kett
Senior Vice President and Chief Financial Officer